UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☐                              Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hornbeck Offshore Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Hornbeck Offshore Services, Inc.

February 24, 2020

Dear Fellow Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Hornbeck Offshore Services, Inc. (the “Company”) to be held in the Company’s corporate training room located at 103 Northpark Boulevard, Covington, Louisiana 70433, on March 23, 2020, at 9:00 a.m. Central Time.

The Special Meeting is being called to approve certain matters in connection with proposed exchange offers (the “Exchange Offers”) for certain of our outstanding senior notes, as more fully described in the accompanying Proxy Statement. It is a condition to the closing of the Exchange Offers that the matters proposed to stockholders at the Special Meeting be approved. If we fail to obtain such stockholder approval, the Exchange Offers will not be completed and the Company will likely need to seek protection under the United States bankruptcy laws.

Holders of over 52% of the Company’s outstanding Common Stock have entered into Stockholder Support Agreements indicating their intention to vote “FOR” each of the proposals set forth in the Proxy Statement. The Company requires the favorable vote of 66 2/3% of its Common Stock in order for certain proposals to be adopted.

Similarly, holders of approximately 80% of the Company’s 2020 Senior Notes and 89% of its 2021 Senior Notes have entered into a Transaction Support Agreement indicating their intention to participate in the Exchange Offers and related consent solicitations.

This booklet includes the Notice of Special Meeting of Stockholders and the Proxy Statement, along with certain attached Annexes, which contain important details of the business to be conducted at the Special Meeting. At the Special Meeting, you will have an opportunity to discuss each item of business described in the Notice of Special Meeting of Stockholders and Proxy Statement and to ask questions about our operations and the Company.

For those of you who cannot be present at the Special Meeting, we urge that you participate either by indicating your choices on the proxy card provided to you and completing and returning it at your earliest convenience or by phone or internet, as described on your enclosed proxy card. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with our Board of Directors’ recommendations. We are mailing to all of our stockholders of record the full set of proxy materials.

It is important that your shares are represented at the Special Meeting, whether or not you are able to attend personally. Accordingly, please complete, sign, date and return the proxy card as promptly as possible in the envelope provided, or submit your proxy by Internet or phone, as described in the proxy card. If you do attend the Special Meeting, you may withdraw your proxy and vote your shares in person.

On behalf of our Board of Directors, thank you for your cooperation and continued support.

Sincerely,
Todd M. Hornbeck
Chairman, President and Chief Executive Officer

Hornbeck Offshore Services, Inc. Notice of Special Meeting of Stockholders

February 24, 2020

Notice is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), will be held on March 23, 2020, at 9:00 a.m. Central Time, in the Company’s corporate training room located at 103 Northpark Boulevard, Covington, Louisiana 70433. The Special Meeting is being called in connection with the proposed exchange offers (the “Exchange Offers”) for certain of our outstanding senior notes for the following purposes, all as more fully described in the accompanying proxy statement (the “Proxy Statement”) and, with respect to Proposal Nos. 1, 2, 3, 4, 5 and 6 below, as reflected in the Third Restated Certificate of Incorporation, a redlined version of which showing changes from the Second Restated Certificate of Incorporation is attached hereto as Annex A:

1.

to approve and adopt an amendment to the Company’s Second Restated Certificate of Incorporation, as previously amended (the “Second Restated Certificate”), to permit action by stockholders by written consent after the occurrence of a trigger event as described in the Proxy Statement;

2.

to approve and adopt an amendment to the Company’s Second Restated Certificate to opt out of the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware after the occurrence of a trigger event as described in the Proxy Statement;

3.

to approve and adopt an amendment to the Company’s Second Restated Certificate to (i) provide that the Company may not initiate a bankruptcy proceeding under the United States Bankruptcy Code unless approved by the Company’s board of directors, including by a director (the “Noteholder Director”) elected by holders of certain preferred stock to be issued in connection with the Exchange Offers and (ii) establish a new committee of the board of directors, comprised solely of the Noteholder Director, and delegate to such committee the authority to authorize the issuance of Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants, Automatic Conversion Warrants, Contingent Preferred Shares issuable upon exercise of Contingent Preferred Warrants, and Common Stock issuable upon exercise of Automatic Conversion Warrants (each as defined in the accompanying Proxy Statement) under the circumstances set forth in the indentures governing the New Notes;

4.

to approve and adopt an amendment to the Company’s Second Restated Certificate to increase the total authorized shares of the Company’s common stock (the “Common Stock”) from 100 million to 2.4 billion and to decrease the par value of Common Stock and Preferred Stock from $0.01 per share to $0.00001 per share;

5.

to approve and adopt an amendment to the Company’s Second Restated Certificate to restrict holders of Common Stock from voting on certain amendments to the Third Restated Certificate of Incorporation (including any amendment to the Certificate of Designation of Series B Preferred Stock or the Certificate of Designation of Series C Preferred Stock);

6.

to approve and adopt the Third Restated Certificate of Incorporation, including the foregoing amendments and certain other amendments as set forth in the redline attached to the Proxy Statement as Annex A, which shows the changes from the Second Restated Certificate;

7.

to approve under NYSE Rule 312.03 of (i) the issuance of $375 million of 10.00% Senior Notes due June 15, 2023 (the “2023 Senior Notes”) and approximately $299 million of 5.50% Senior Notes due September 30, 2025 (the “2025 Senior Notes,” and collectively with the 2023 Senior Notes, the “New Notes”) in connection with the Exchange Offers, (ii) the potential future issuance of shares of Common Stock or warrants to acquire Common Stock if the New Notes are converted into Automatic Conversion Shares or Automatic Conversion Warrants in accordance with the terms of the indentures governing the New Notes upon the occurrence of certain events of default under the New Notes or under the Company’s other debt, unless permanently cured or permanently waived, and following a Conversion Election, (iii) the potential future issuance of shares of Common Stock issuable upon exercise of Automatic Conversion Warrants, and (iv) the future issuance of shares of Common Stock issuable upon exercise of Backstop Warrants (as such terms are defined in the accompanying Proxy Statement);

8.	to authorize an adjournment of the Special Meeting if the requisite votes to approve Proposal Nos. 1, 2, 3, 4, 5, 6 or 7 are not received by the original meeting date; and

9.	to transact such other business as may properly come before the Special Meeting and any postponement(s) or adjournment(s) thereof.

All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure that each stockholder’s vote is counted at the Special Meeting, stockholders should vote by following the Internet or phone voting instructions provided. You may also vote by completing and mailing the proxy card in the postage-paid, pre-addressed envelope provided for your convenience. Stockholders attending the Special Meeting may vote in person even if they have previously submitted their proxy authorization.

Only stockholders of record as of the close of business on February 14, 2020 are entitled to receive notice of and to vote at the Special Meeting and any postponement(s) or adjournment(s) thereof. A list of such stockholders shall be open to the examination of any stockholder of record at the Company’s offices during normal business hours for a period of ten days prior to the Special Meeting, and shall also be open for examination at the Special Meeting and any postponement(s) or adjournment(s) thereof.

By Order of the Board of Directors,

Mark S. Myrtue
Treasurer and Corporate Secretary

Covington, Louisiana

February 24, 2020

IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED OR SUBMIT YOUR PROXY AUTHORIZATION BY INTERNET OR PHONE EVEN IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. SUBMITTING YOUR PROXY AUTHORIZATION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE SPECIAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES OF COMMON STOCK IN MORE THAN ONE NAME, OR IF YOUR SHARES ARE REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS. IF SO, SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE OR SUBMIT YOUR PROXY AUTHORIZATION BY INTERNET OR PHONE SO THAT ALL OF YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AUTHORIZATION AT ANY TIME BEFORE ITS USE.

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

PROXY STATEMENT

February 24, 2020

General Information

These proxy materials are being mailed to all of our stockholders of record as of the close of business on February 14, 2020.

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Hornbeck Offshore Services, Inc. (“we”, “our”, “us”, “Hornbeck Offshore” or the “Company”), for a Special Meeting of Stockholders to be held on March 23, 2020, and any postponement(s) or adjournment(s) thereof (the “Special Meeting”). This Proxy Statement and the accompanying Notice of Special Meeting and proxy card are first being made available to stockholders on or about February 24, 2020.

Stockholders may inform us whether and to what address to send future proxy materials electronically by e-mail or in printed form by mail. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it. Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a more timely manner and save us the cost of printing and mailing documents to you.

Record Date and Voting Securities

Stockholders of record as of the close of business on February 14, 2020 (the “Record Date”) are entitled to receive notice of and to vote at the Special Meeting. There were 39,089,511 shares of the common stock of the Company (“Common Stock”) issued and outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote upon each matter properly submitted to a vote at the Special Meeting.

Stockholders that are entitled to vote at the Special Meeting may do so in person at the Special Meeting, or by proxy submitted by mail, phone or Internet as described in these proxy materials.

For shares held in “street name” through a broker or other nominee, the broker or nominee is generally required to vote such shares in the manner directed by its customer. In the absence of timely customer direction, the broker or nominee is permitted to exercise voting discretion only with respect to “routine” matters to be acted upon, and is not permitted to exercise voting discretion with respect to “non-routine” matters. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby cannot be voted by the broker or nominee. All proposals described in this Proxy Statement are considered “non-routine” matters.

Broker non-votes occur when a broker or other nominee does not have discretionary authority to vote the shares with respect to a particular matter and has not received voting instructions from the beneficial owner with respect to that matter. Broker non-votes will not be treated as shares represented at the Special Meeting and are not entitled to vote on any proposal and, therefore, will also have the same effect as a vote against Proposal Nos. 1, 2, 3, 4, 5, 6, 7 and 8.

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote in person or by proxy at a meeting at which a quorum is present is required to approve Proposal

Nos. 1, 2, 3, 4, 5 and 6. Accordingly, like broker non-votes, abstentions will have the same effect as a vote against Proposal Nos. 1, 2, 3, 4, 5 and 6, respectively.

The affirmative vote of a majority of the shares of Common Stock entitled to vote and represented at a meeting at which a quorum is present is required for approval of Proposal Nos. 7 and 8. Accordingly, like broker non-votes, abstentions will have the same effect as a vote against Proposal Nos. 7 and 8, respectively.

Quorum

Except as may be otherwise required by law or the Company’s Second Restated Certificate of Incorporation, as previously amended (the “Second Restated Certificate”), or Fourth Restated Bylaws, as amended (the “Bylaws”), the holders of a majority of the Company’s shares of Common Stock entitled to vote and present in person or represented by proxy shall constitute a quorum at a meeting of the stockholders. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of the Company’s Common Stock represented by properly executed and returned proxies will be treated as present. Shares of the Company’s Common Stock present or represented at the Special Meeting that abstain from voting will be counted as present for purposes of a determining a quorum. Shares of the Company’s Common Stock that are the subject of broker non-votes will not be counted as present for purposes of determining a quorum.

How Your Proxy Will be Voted on Actions to be Taken

The Board of Directors is soliciting a proxy that will provide you with an opportunity to vote on all matters scheduled to come before the Special Meeting, whether or not you attend in person.

Granting Your Proxy. If you properly execute and return a proxy in the enclosed form or by phone or internet, your shares of Common Stock will be voted as you specify. If you make no specifications on your returned proxy or by phone or internet, your proxy representing our Common Stock will be voted:

•	“FOR” approval and adoption of the amendment to the Second Restated Certificate to permit action by stockholders by written consent after the occurrence of a trigger event as described herein;

•

“FOR” approval and adoption of the amendment to the Second Restated Certificate to opt out of the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware after the occurrence of such a trigger event;

•

“FOR” approval and adoption of the amendment to the Second Restated Certificate providing that the Company may not initiate a bankruptcy proceeding under the United States Bankruptcy Code unless approved by the Company’s board of directors, including by the director (the “Noteholder Director”) elected by holders of certain preferred stock to be issued in connection with the Exchange Offers and to establish a new committee of the board of directors, comprised solely of the Noteholder Director, and delegate to such committee the authority to authorize the issuance of Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants, Automatic Conversion Warrants, Contingent Preferred Shares issuable upon exercise of Contingent Preferred Warrants, and Common Stock issuable upon exercise of Automatic Conversion Warrants (each as defined herein) under the circumstances set forth in the indentures governing the New Notes;

•

“FOR” approval and adoption of the amendment to the Second Restated Certificate to increase the total authorized shares of Common Stock from 100 million to 2.4 billion and to decrease the par value of Common Stock and Preferred Stock from $0.01 per share to $0.00001 per share;

•

“FOR” approval and adoption of the amendment to the Second Restated Certificate to restrict holders of Common Stock from voting on certain amendments to the Third Restated Certificate of Incorporation (including the Certificate of Designation of Series B Preferred Stock or the Certificate of Designation of Series C Preferred Stock);

•

“FOR” approval and adoption of the Third Restated Certificate of Incorporation (the “Third Restated Certificate”), including the foregoing amendments and certain other amendments as set forth in the redline attached hereto as Annex A, which shows the changes from the Second Restated Certificate;

•

“FOR” approval under NYSE Rule 312.03 of (i) the issuance of $375 million of 10.00% Senior Notes due June 15, 2023 (the “2023 Senior Notes”) and approximately $299 million of 5.50% Senior Notes due September 30, 2025 (the “2025 Senior Notes,” and collectively with the 2023 Senior Notes, the “New Notes”) in connection with the Exchange Offers (as defined below), (ii) the potential future issuance of shares of Common Stock or warrants to acquire Common Stock if the New Notes are converted into Automatic Conversion Shares or Automatic Conversion Warrants in accordance with the terms of the indentures governing the New Notes upon the occurrence of certain events of default under the New Notes or under the Company’s other debt, unless permanently cured or permanently waived, and following a Conversion Election, (iii) the potential future issuance of shares of Common Stock issuable upon exercise of Automatic Conversion Warrants, and (iv) the future issuance of shares of Common Stock issuable upon exercise of Backstop Warrants (as such terms are defined herein); and

•	“FOR” authorization to adjourn and reconvene the Special Meeting if the requisite votes to approve Proposal Nos. 1, 2, 3, 4, 5, 6, 7 or 8 are not received by the original meeting date.

We expect no matters to be presented for action at the Special Meeting other than the items described in this Proxy Statement. By signing and returning the proxy or submitting the proxy by Internet or phone, as described in the proxy card, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Special Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the Special Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the Special Meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the Special Meeting.

Dissenters Rights or Appraisal Rights

Our stockholders are not entitled to dissenters’ rights or appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) for the matters being submitted to stockholders at the Special Meeting.

Proxy Solicitation

We will pay all expenses of soliciting proxies for the Special Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, personal interview or other means. We intend to engage a paid proxy solicitor to solicit proxies for the Special Meeting, but have not yet done so.

Delivery of One Proxy Statement to a Single Household to Reduce Duplicate Mailings.

In connection with the Special Meeting, we are required to send to each stockholder of record these proxy materials, and to arrange for the proxy materials to be provided to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of the Company’s Common Stock in multiple accounts, this process results in duplicate mailings to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings in the future and save us the cost of producing and mailing duplicate documents as follows:

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement, you may contact the Company by mail at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, by telephone at (985) 727-2000 or by e-mail at ir@hornbeckoffshore.com.

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement if there are other Hornbeck Offshore stockholders who share an address with you. If you currently receive more than one proxy statement at your household, and would like to receive only one copy in the future, you should contact your nominee.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement but later decide that you would prefer to receive a separate copy of the proxy statement for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver any additional proxy statements. If you wish to receive a separate copy of the proxy statement for each stockholder sharing your address in the future, you may contact the Company by mail at 103 Northpark Boulevard, Suite 300, Covington, Louisiana, 70433, by telephone at (985) 727-2000 or by e-mail at ir@hornbeckoffshore.com.

Beneficial Ownership of Securities

The following table sets forth certain information regarding the beneficial ownership of our voting securities as of February 14, 2020:

•	each person who is known to us to be the beneficial owner of more than 5% of our voting securities;
•	each of our directors; and
•	each of our named executive officers and all of our executive officers and directors as a group.

Unless otherwise indicated, each person named below has an address in care of our principal executive offices and has sole power to vote and dispose of the shares of voting securities beneficially owned by them, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned (†)		Percentage of Common Stock Beneficially Owned (%)
Named Executive Officers and Directors:
Todd M. Hornbeck	1,325,689	(1)	3.4%
James O. Harp, Jr.	516,780	(2)	1.3%
Carl G. Annessa	469,160	(3)	1.2%
Samuel A. Giberga	312,108	(4)	*
John S. Cook	310,129	(5)	*
Larry D. Hornbeck	587,702	(6)	1.5%
Bruce W. Hunt	161,738	(7)	*
Steven W. Krablin	56,517		*
Patricia B. Melcher	133,691		*
Kevin O. Meyers	84,378		*
Bernie W. Stewart	112,107		*
Nicholas L. Swyka, Jr	71,535		*
All directors and executive officers as a group (13 persons)	4,341,142	(8)	11.1%
Other 5% Stockholders:
Cyrus Capital Partners, L.P.	3,704,019	(9)	9.5%
Fine Capital Partners, L.P.	3,584,046	(10)	9.2%
Solus Alternative Asset Management LP	3,170,077	(11)	8.1%
William Herbert Hunt Trust Estate	2,058,391	(12)	5.3%

*	Indicates beneficial ownership of less than 1% of the total outstanding Common Stock.

†

“Beneficial ownership” is a term broadly defined by the Commission in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and includes more than merely direct forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership”, meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of February 14, 2020 that such person or group has the right to acquire within 60 days after such date.

(1)

Includes options to purchase an aggregate of 83,266 shares of Common Stock and 86,724 shares held by certain family trusts for which Todd M. Hornbeck serves as trustee and holds voting power pursuant to a power of attorney.

(2)	Includes options to purchase an aggregate of 36,605 shares of Common Stock.

(3)	Includes options to purchase an aggregate of 36,605 shares of Common Stock.

(4)	Includes options to purchase an aggregate of 17,699 shares of Common Stock.

(5)	Includes options to purchase an aggregate of 10,727 shares of Common Stock.

(6)	Includes 305,086 shares held by certain family trusts for which Larry D. Hornbeck serves as trustee and holds voting power pursuant to a power of attorney.

(7)

Mr. Hunt is a representative of the William Herbert Hunt Trust Estate. As such, Mr. Hunt may be deemed to have voting and dispositive power over the shares beneficially owned by the Trust Estate, as described in the table above and the related footnotes. Mr. Hunt disclaims beneficial ownership of the shares owned by the Trust Estate.

(8)	Includes options to purchase an aggregate of 184,902 shares of Common Stock for our named executive officers and an executive officer who is not named.

(9)

Based on a Stockholder Support Agreement dated February 10, 2020 reflecting shares beneficially owned at February 10, 2020. Cyrus Capital Partners, L.P.’s address is 65 E. 55th Street, 35th Floor, New York, New York 10022.

(10)

Based on a Schedule 13G/A dated February 13, 2020 filed with the SEC to reflect shares beneficially owned by the reporting person at December 31, 2019. Fine Capital Partners L.P.’s address is 590 Madison Avenue, 27th Floor, New York, New York 10022.

(11)

Based on a Schedule 13D/A dated February 18, 2020 filed with the SEC reflecting shares beneficially owned by the reporting person at February 14, 2020. Solus Alternative Asset Management LP’s address is 410 Park Avenue, 11th Floor, New York, New York 10022.

(12)

Based on a Schedule 13G/A dated April 29, 2008 filed with the SEC reflecting shares beneficially owned by the reporting person at April 8, 2008. The William Herbert Hunt Trust Estate’s address is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

Background and Reasons for Proposal Nos. 1, 2, 3, 4, 5, 6 and 7.

Overview

Since the fall of 2014, the offshore energy industry and the Company have experienced a substantial decline in activity. Crude prices remain below the average prevailing prices from 2005 to late 2014. This sustained decrease in oil prices has caused major, international and independent oil companies with deepwater operations to significantly reduce offshore capital spending budgets for the worldwide exploration or production of oil since 2015. Oil price improvement appears unlikely in the near-term due to continued slower global demand and sustained over supply. This significant and prolonged reduction in offshore activity has adversely impacted the Company’s financial strength and, particularly, its ability to repay its $224,313,000 of outstanding 5.875% Senior Notes due 2020 (the “2020 Senior Notes”), which mature on April 1, 2020, and its $450,000,000 of 5.000% Senior Notes due 2021 (the “2021 Senior Notes” and, together with the 2020 Senior Notes, the “Old Notes”) which mature on March 1, 2021.

The Company has commenced exchange offers (the “Exchange Offers”) and a cash tender offer (the “Cash Tender Offer”) for all of the outstanding Old Notes. The Company has also agreed to seek stockholder approval of the proposals described in this Proxy Statement. Consummation of the Exchange Offers and the Cash Tender Offer is conditioned upon, among other things, the approval by the stockholders of the Company of the proposals set forth in this Proxy Statement (the “Stockholder Approval Condition”). On February 14, 2020, the Company entered into a transaction support agreement with holders of approximately 80% the 2020 Senior Notes and 89% of the 2021 Senior Notes (the “Transaction Support Agreement”), pursuant to which such holders of Old Notes agreed to tender their Old Notes in the Exchange Offers. By February 13, 2020, the Company had also entered into stockholder support agreements (the “Stockholder Support Agreements”) with holders (the “Supporting Stockholders”) of over 52% of the outstanding Common Stock, pursuant to which the Supporting Stockholders have agreed to vote all of their shares of Common Stock in favor of the proposals described herein. In the event that the Company is unable to consummate the Exchange Offers and the Cash Tender Offer, the Company plans to file for bankruptcy. In such event, the Company believes that the existing equity owners are unlikely to retain their equity ownership in the Company. If the Company is able to consummate the Exchange Offers and the Cash Tender Offer, the Company believes it can avoid an imminent bankruptcy filing by the extension of its upcoming debt maturities, thus allowing additional time for a market recovery in the offshore vessel business. In addition, upon consummation of the Exchange Offers, the Company will have increased flexibility to pursue acquisitions and related financings in unrestricted subsidiaries.

Summary of the Exchange Offers and Related Transactions

Under the Exchange Offers, the Company is offering to exchange $375,000,000 of newly issued 10.00% Senior Notes due 2023 (the “2023 Senior Notes”) and $299,313,000 of 5.50% Senior Notes due 2025 (the “2025 Senior Notes,” and together with the 2023 Senior Notes, the “New Notes”) for any and all outstanding Old Notes conditioned upon, among other things, the participation of holders of at least 99% in principal amount of each series of Old Notes in the Exchange Offers. The Company is also offering to purchase for cash up to approximately $66.7 million in aggregate principal amount of Old Notes. Upon the occurrence of certain events of defaults under the New Notes or the Company’s other debt, unless permanently cured or permanently waived, the holders of the New Notes will have the option (i) to receive shares of a new series of preferred stock (the “Contingent Preferred Shares”) representing 98% of the economic and voting interests in the Company and/or (ii) to convert all of the New Notes into newly issued shares of Common Stock (“Automatic Conversion Shares”) (and any other shares of capital stock then outstanding) representing 98% of the then outstanding shares of Common Stock. See “Description of New Notes and Backstop Warrants”, below.

In addition to extending the Company’s upcoming debt maturities, if the Exchange Offers are consummated, the Company will have the ability to contribute certain vessels and related assets to one or more “unrestricted subsidiaries” that are not subject to most of the restrictions under the indentures governing the New Notes. This structure will permit the Company to seek separate financings for each of these unrestricted subsidiaries, increasing liquidity and providing flexibility for the Company to pursue acquisition opportunities. The Company has agreed with certain prospective lenders to certain unrestricted subsidiaries of the Company to issue warrants with an exercise price of $0.00001 to purchase up to 4.5 million shares of Common Stock (the “Backstop Warrants”) as a backstop commitment fee for such financings.

Description of the New Notes and Backstop Warrants

Below are brief descriptions of certain material terms of the 2023 Senior Notes and the 2025 Senior Notes. These descriptions are not intended to be complete.

2023 Senior Notes

The 2023 Senior Notes mature on June 15, 2023, provided, that if prior to June 15, 2023 the Company refinances and thereby or otherwise extends the maturity date of the loans under its First Lien Term Loan Agreement, the maturity date of the 2023 Senior Notes will automatically be extended to the earlier of (x) September 30, 2024 and (y) the maturity of the loans under the First Lien Term Loan Agreement as so refinanced or extended.

The 2023 Senior Notes will accrue interest at the rate of 10.00% per annum and will be payable in cash semi-annually in arrears on each March 30 and September 30, beginning on September 30, 2020.

The Company will have the option to redeem the 2023 Senior Notes, in whole or in part, at any time for 100% of the principal amount to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the date of redemption.

Upon issuance of the 2023 Senior Notes, the trustee of the 2023 Senior Notes will be issued two of three authorized shares of Series B Preferred Stock (the “Special Preferred Stock”). The holders of the shares of Special Preferred Stock will have the right to act in a meeting or by written consent to elect the Noteholder Director.

The Special Preferred Stock shall have no economic rights or interests with respect to or any economic claims against the Company and shall exist solely for the limited voting purposes.

2025 Senior Notes

The 2025 Senior Notes mature on September 30, 2025, accrue interest at the rate of 5.50% per annum and will be payable semi-annually in cash or in kind, at the Company’s election, in arrears on each March 30 and September 30, beginning on September 30, 2020.

The Company will have the option to redeem the 2025 Senior Notes, in whole or in part, at any time for 100% of the principal amount to be redeemed plus accrued and unpaid interest, if any, up to, but not including, the date of redemption.

Upon issuance of the 2025 Senior Notes, the trustee of the 2025 Senior Notes will be issued one of three authorized shares of Special Preferred Stock. The holders of the shares of Special Preferred Stock will have the right to act in a meeting or by written consent to elect the Noteholder Director. The Special Preferred Stock shall have no economic rights or interests with respect to or any economic claims against the Company.

With Respect to both the 2023 Senior Notes and the 2025 Senior Notes

For as long as any New Notes remain outstanding and unless permanently cured or permanently waived, upon the occurrence of certain events of default or payment defaults (a) under the New Notes subject to customary grace periods or (b) any of the Company’s existing or future debt instruments, subject to applicable original grace periods (without, subject to certain exceptions, giving effect to any amendments to such grace periods), the Company will, at the election of holders of a majority of the outstanding principal amount of the 2023 Senior Notes and 2025 Senior Notes voting as a single class, issue to the holders of the 2023 Senior Notes and 2025 Senior Notes Contingent Preferred Shares, which will instead be issued in the form of warrants, with an exercise price of $0.00001 per share, to purchase Contingent Preferred Shares for holders otherwise entitled to Contingent Preferred Shares that do not certify they are U.S. citizens (but only to the extent necessary to allow the Company to maintain compliance with the its certificate of incorporation and Bylaws and the requirements under Section 2 of the Shipping Act of 1916, as amended. and the Merchant Marine Act of 1920, as amended, or as either may hereafter be amended). The Contingent Preferred Shares shall, post-issuance, collectively represent 98% of the economics of the Company and the right to vote 98% of the voting interests of the Company. Following a Conversion Election and the issuance of Automatic Conversion Shares and Automatic Conversion Warrants, the voting and economic interest of the Contingent Preferred Shares shall be reduced to 0%.

For as long as any New Notes remain outstanding and unless permanently cured or permanently waived, upon the occurrence of certain events of default or payment defaults (a) under the New Notes subject to customary grace periods or (b) any of the Company’s existing or future debt instruments, subject to applicable original grace periods (without, subject to certain exceptions, giving effect to any amendments to such grace periods), the Company will, at the election of holders of a majority of the outstanding principal amount of the 2023 Senior Notes and 2025 Senior Notes voting as a single class, issue to the holders of the 2023 Senior Notes and 2025 Senior Notes Automatic Conversion Shares representing 98% of the then outstanding shares of Common Stock on a post-issuance basis, which will instead be issued in the form of warrants, with an exercise price of $0.00001 per share, to purchase Automatic Conversion Shares for holders otherwise entitled to Automatic Conversion Shares that do not certify they are U.S. citizens (but only to the extent necessary to allow the Company to maintain compliance with the its certificate of incorporation and Bylaws and the requirements under Section 2 of the Shipping Act of 1916, as amended. and the Merchant Marine Act of 1920, as amended, or as either may hereafter be amended).

The 2023 Senior Notes and the 2025 Senior Notes are senior obligations and rank equally in right of payment with other existing and future senior indebtedness and senior in right of payment to any subordinated indebtedness that may be incurred by the Company in the future.

Backstop Warrants

One or more holders of the Old Notes have agreed to provide a backstop commitment, subject to certain conditions, including approval of acquisition targets and acquisition documentation, for a financing consisting of a senior secured loan to one or more unrestricted subsidiaries of the Company that would not be subject to most of the restrictions under the indentures governing the New Notes. In connection with such agreement, the Company will issue to such holders the Backstop Warrants for the purchase of up to 4.5 million shares of Common Stock. The Backstop Warrants will have the benefit of anti-dilution adjustments for stock splits, reverse stock splits, stock dividends, combinations, subdivisions or other reclassification of Common Stock and issuances under management incentive plans, provided that such anti-dilution protection shall not apply to (i) the 7,000,000 shares recently authorized as long term incentive plan pool shares, and (ii) any shares of Common Stock, not including the shares described in clause (i), issued with respect to future awards under, and shares of common stock (or common stock equivalents) of the Company authorized by the Company’s stockholders in the future and granted thereafter under employee and director benefit plans in an amount not exceeding 2.0% per annum of the then-outstanding common stock of the Company. The Backstop Warrants will be issued upon entry into the backstop commitment on the date of the consummation of the Exchange Offers.

The Proposals

Consummation of the Exchange Offers is subject to the Stockholder Approval Condition, the satisfaction of which requires the approval by stockholders of the proposals set forth in this Proxy Statement, including:

•	the amendment to the Second Restated Certificate to permit stockholder action by written consent after the occurrence of a Trigger Event (as defined in this Proxy Statement);

•	the amendment to the Second Restated Certificate to exempt the Company from Section 203 of the Delaware General Corporation Law after the occurrence of a Trigger Event;

•

the amendment to the Second Restated Certificate to provide for the appointment of the Noteholder Director (as defined below) and to grant such Noteholder Director the rights as described in Proposal No. 4, below;

•

the amendment to the Second Restated Certificate to increase the total authorized shares of Common Stock from 100 million to 2.4 billion and to decrease the par value of Common Stock and Preferred Stock from $0.01 per share to $0.00001 per share;

•	the amendment to the Second Restated Certificate to restrict holders of Common Stock from voting on certain amendments to the Third Restated Certificate of

Incorporation (including the Certificate of Designation of Series B Preferred Stock or the Certificate of Designation of Series C Preferred Stock); and

•

the approval of the Third Restated Certificate, including the foregoing amendments and certain other amendments as set forth in the redline attached hereto as Annex A, which shows the changes from the Second Restated Certificate.

•

as required by the rules of the New York Stock Exchange, (i) the approval of the issuance of the New Notes, (ii) the potential future issuance of shares of Common Stock or warrants to acquire Common Stock if the New Notes are converted into Automatic Conversion Shares or Automatic Conversion Warrants in accordance with the terms of the indentures governing the New Notes upon the occurrence of certain events of default under the New Notes or under the Company’s other debt, unless permanently cured or permanently waived, and following a Conversion Election, (iii) the potential future issuance of shares of Common Stock issuable upon exercise of Automatic Conversion Warrants, and (iv) the future issuance of shares of Common Stock issuable upon exercise of Backstop Warrants;

In connection with the potential issuance of shares of Common Stock that may result from the issuance of the New Notes, and following any Conversion Election, the Automatic Conversion Shares, Automatic Conversion Warrants and Shares of Common Stock issuable upon exercise of the Automatic Conversion Warrants, as well as the issuance of the Backstop Warrants and any shares of Common Stock issuable upon exercise of the Backstop Warrants, the Company waived, with respect to the initial holders (each an “Initial Holder”) of the New Notes, certain provisions of its Rights Agreement dated as of July 1, 2013 between the Company and Computershare Inc., as Rights Agent (the “Rights Agreement”). Such provisions would otherwise be triggered by any holder of New Notes that became an “Acquiring Person” (as defined in the Rights Agreement) by accumulating Beneficial Ownership (as defined in the Rights Agreement) of 10% or more of the then outstanding shares of Common Stock of the Company as a result of (1) shares owned by such Initial Holder on or prior to the effective date of the Transaction Support Agreement, (2) issuance of the Automatic Conversion Shares under the terms of the indentures governing such 2023 Senior Notes and 2025 Senior Notes, (3) the issuance of Common Stock upon exercise of the Conversion Warrants and (4) the issuance of Common Stock upon issuance of the Backstop Warrants.

Furthermore, in connection with the potential issuance of shares of Contingent Preferred Shares or Common Stock that may result from the issuance of the New Notes as described above, and as a condition to the Exchange Offers, the Company amended the Rights Agreement such that the Rights Agreement will automatically terminate upon the earlier to occur of a Contingent Preferred Election or a Conversion Election.

In addition to the waiver on behalf of such holders, the Board of Directors approved a waiver of the Rights Agreement in favor of Todd M. Hornbeck, the Company’s Chairman, President and Chief Executive Officer, and certain related interests such that Mr. Hornbeck may purchase in excess of 10% of the then outstanding shares of Common Stock of the Company without becoming an Acquiring Person under the Rights Agreement.

The Company has also agreed to grant the holders of the New Notes the right to appoint the Noteholder Director, which right will be held by the trustees for the indentures governing the New Notes by way of non-economic voting shares of Special Preferred Stock. The Noteholder Director will hold certain special rights, including (i) the right to approve any voluntary filing for the bankruptcy or reorganization or the entry into a voluntary plan of liquidation by the Company; and (ii) the authority to cause the issuances of the Contingent Preferred Shares, Common Stock and related securities pursuant to the terms of the New Notes. See Proposal No. 4, below.

Effects of the Exchange Offers on Our Capital Structure and Capital Stock

The following table sets forth our capitalization and cash and cash equivalents as of September 30, 2019:

•	on a historical basis; and

•	as adjusted to give effect to the Exchange Offers and related transactions assuming 100% participation.

	As of September 30, 2019
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$136,401	$116,401

Total debt(1)
First Lien Credit Facility	$350,000	$350,000
Second Lien Credit Facility	121,235	121,235
ABL Credit Facility(2)	100,000	100,000
2020 Senior Notes	224,313	—
2021 Senior Notes	450,000	—
2023 Senior Notes(3)	—	337,926
2025 Senior Notes	—	269,721

Total debt	$1,245,548	$1,178,882

Stockholders’ equity	1,197,894	1,234,354
Total debt and stockholders’ equity	$2,443,442	$2,413,236

(1) Actual and as adjusted debt balances as of September 30, 2019 shown at face value.

(2) A portion of the ABL Credit Facility matures in 2022 with the balance maturing in 2025.

(3) If prior to June 15, 2023, the Company refinances or extends the maturity date of its outstanding loans under its First Lien Term Loan Agreement dated June 15, 2017 (the “First Lien Term Loans”), the maturity of the 2023 Senior Notes will be automatically extended to the earlier of September 30, 2024 or the new maturity of the First Lien Term Loans so extended or refinanced.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” each of the proposals set forth in this Proxy Statement.

The Board has considered factors in favor of the Exchange Offers and the proposals set forth herein, including the following:

•	the fact that the Company can avoid an imminent bankruptcy filing in light of the April 1, 2020 maturity of the 2020 Senior Notes;

•	the resulting extension of impending debt maturities provided for under the terms of the New Notes;

•

the lack of financing sources to finance the Company’s capital requirements under the terms of the Company’s existing debt documents and the imminent maturity of the 2020 Senior Notes and 2021 Senior Notes;

•	the increased ability to address the Company’s near and longer-term liquidity needs provided for under the terms of the New Notes;

•

management’s view that consummation of the Exchange Offers would allow the Company and its existing equity holders additional time for a market recovery to occur in the offshore vessel business, which may allow the Company to avoid the issuance of either the Contingent Preferred Shares or the Automatic Conversion Shares;

•

the fact that if the Company is able to repay or refinance the New Notes in full, the Board of Directors may be able to amend the provisions of its Third Restated Certificate to reduce the number of authorized shares of Common Stock to a level that is more in line with market practice, remove provisions with respect to the Noteholder Director and remove the other provisions being proposed for amendment herein;

•

the fact that holders of Common Stock holding over 52% of the Company’s outstanding Common Stock have entered into the Stockholder Support Agreements indicating their intention to vote “FOR” each of the proposals in this Proxy Statement; and

•	the increased flexibility to pursue acquisitions and related financings in unrestricted subsidiaries.

The Board has also considered possible alternatives to the Exchange Offers and the consequences of such alternatives, including a failure to complete the Exchange Offers. The Board believes the likely impacts of not completing the Exchange Offers would include that:

•	the Company will be unable to address its near and longer-term liquidity needs;

•

the Company will be unable to satisfy its future debt service obligations with respect to the 2020 Senior Notes and the 2021 Senior Notes, meet other financial obligations as they come due and comply with the debt covenants governing its indebtedness; and

•

the Company will be required to seek relief under the U.S. Bankruptcy Code, which relief may include: (i) pursuing a plan of reorganization; (ii) seeking bankruptcy court approval for the sale or sales of some, most or substantially all of the Company’s assets and a subsequent liquidation of the remaining assets in the bankruptcy case; or (iii) seeking another form of bankruptcy relief, all of which involve substantial uncertainties, potential delays and litigation risks, in which case holders of the Old Notes and our Common Stock are likely to retain little or no value.

The Board considered the effects that the Exchange Offers are expected to have on the Company, and management’s views that (i) the maturity extensions and the ability to obtain additional liquidity through permitted debt baskets contemplated by the Exchange Offers are critical to the Company’s continuing viability and (ii) under the capital structure resulting from the proposed Exchange Offers, the Company will be able to continue to operate pending the extended maturities of the New Notes while anticipating a return to more normal conditions in the offshore service vessel industry. Having considered all of the above factors, the Board has determined that the Exchange Offers (and consequently, the proposals set forth in this Proxy Statement) are being initiated as the only remaining viable alternative for the Company to avoid an imminent bankruptcy filing and are in the best interests of the holders of our Common Stock. The Board, in making its determination regarding the Exchange Offers, did not find it useful to and did not quantify or assign any relative or specific weights to the various factors that it considered. Rather, the Board views its determination and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual members of the Board may have given differing weights to different factors, and may have viewed some factors relatively more positively or negatively than others. The Board’s determination that the Exchange Offers are in the best interests of the holders of our Common Stock was based on the extensive negotiations between management, as overseen by a Special Committee of the Board, and certain holders of Old Notes (the “Ad Hoc Group”) and their respective legal and financial advisors, the results of which were regularly communicated to such Special Committee and to the Board.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposals set forth in this Proxy Statement.

Proposal No. 1 – Amend the Certificate of Incorporation to

Permit, Upon the Occurrence of a Trigger Event, Stockholder Action by Written Consents.

As a condition to the Exchange Offers, the Company is required to amend our Second Restated Certificate to, among other things, permit stockholders, upon and at any time after the occurrence of a Trigger Event, to act by written consent. In light of the imminent maturity date of the 2020 Senior Notes on April 1, 2020, our Board of Directors has determined that it is in the best interest of the Company and its stockholders to adopt and approve such an amendment. Accordingly, on February 10, 2020, the Board of Directors unanimously adopted and declared advisable an amendment to our Second Restated Certificate (“Amendment No. 1”), subject to the approval of our stockholders, that would replace the text of Article Eleven of the Second Restated Certificate with the following language:

The affirmative vote or consent of the holders of not less than 66-2/3% of each class of the outstanding stock of the Corporation entitled to vote in elections of directors of the Corporation (other than the election of the Noteholder Director) is required to approve or authorize any (i) merger or consolidation of the Corporation with any other corporation; (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person, or entity; or (iii) the liquidation of the Corporation.

The initial Noteholder Director shall be appointed by the Company as a person selected from a list of three persons submitted to the Company by certain interested lenders. The election of any subsequent Noteholder Director may be taken without a meeting, without prior notice, and without a vote if a consent in writing by the holders of a majority of the outstanding Series B Preferred Stock. In addition to the foregoing, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken, upon and at any time after the occurrence of a Trigger Event, without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing. Subject to the rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to act by written consent, prior to the occurrence of a Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by a consent in writing by such stockholders.

For purposes of this Article Eleven, of Article Fifteen and of Article Sixteen, to the extent applicable, the following terms shall have the meanings specified:

The term “2023 Senior Notes” means the Corporation’s 10.00% Senior Notes due June 15, 2023.

The term “2025 Senior Notes” means the Corporation’s 5.50% Senior Notes due September 30, 2025.

The term “Contingent Preferred Election” means the election of the holders of a majority in principal amount of our 2023 Senior Notes and 2025 Senior Notes voting as a single class to receive from the Corporation, by issuance, Contingent Preferred Shares (as defined in Article Sixteen) of the Corporation in accordance with the terms of the indentures governing the 2023 Senior Notes and the 2025 Senior Notes.

The term “Conversion Election” means the election of the holders of a majority in principal amount of our 2023 Senior Notes and 2025 Senior Notes voting as a single class to convert all of the 2023 Senior Notes and 2025 Senior Notes into shares of Common Stock in accordance with the terms of the indentures governing the 2023 Senior Notes and the 2025 Senior Notes.

The term “Trigger Event” means the earlier of (i) the Contingent Preferred Election or (ii) the Conversion Election.

The Company intends to include all proposed amendments to the Second Restated Certificate from Proposal Nos. 1, 2, 3, 4 and 5 set forth in this Proxy Statement, assuming all such Proposals are approved by our stockholders, in the Third Restated Certificate, in the form of a clean version of the redline attached hereto as Annex A.

If approved and adopted by our stockholders, Amendment No. 1 will become effective upon the filing of the Third Restated Certificate with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). No further action on the part of the stockholders will be required to either implement or abandon Proposal No. 1. If the proposal is approved by stockholders and the Board of Directors determines to implement Proposal No. 1, the Company would provide public notice by press release or filing of a Current Report on Form 8-K, or both, of the effectiveness of Amendment No. 1. The Board of Directors reserves the right to elect not to proceed with this Proposal No. 1 if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or our stockholders or if the Exchange Offers do not close.

Background and Purpose of the Stockholder Written Consents

Pursuant to the terms of the Exchange Offers, we have agreed to hold a meeting of our stockholders for the purpose of obtaining stockholder approval of Amendment No. 1, among other things, with the recommendation of our Board of Directors that such proposal be approved. Under the provisions of Section 228 of the DGCL, corporate action of stockholders without a meeting of stockholders may be taken without notice and without a vote, if consents in writing are signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise specified in the corporation’s certificate of incorporation. Our Second Restated Certificate does not allow for stockholders to act by written consent. Accordingly, the adoption of Proposal No. 1 would amend the Second Restated Certificate such that the applicable provisions will permit action by written consent pursuant to Section 228 of the DGCL after a Trigger Event.

Also see Background and Reasons for Proposal Nos. 1, 2, 3, 4, 5, 6 and 7, above.

Vote Required

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve Proposal No. 1.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 1.

Proposal No. 2 – Amend the Certificate of Incorporation to

Exempt, Upon the Occurrence of a Trigger Event, the Company from being subject to Section 203 of the Delaware General Corporation Law.

As a condition to the Exchange Offers, the Company is required to amend our Second Restated Certificate to, among other things, exempt the Company, upon the occurrence of a Trigger Event, from being subject to Section 203 of the DGCL (“Section 203”). In light of the imminent maturity date of the 2020 Senior Notes, our Board of Directors has determined that it is in the best interest of the Company and its stockholders to adopt and approve such amendment. Accordingly, on February 10, 2020, the Board of Directors unanimously adopted and declared advisable an amendment to our Second Restated Certificate (“Amendment No. 2”), subject to the approval of our stockholders, that would add Article Fifteen to the Second Restated Certificate with the following language:

ARTICLE FIFTEEN

The Corporation elects, effective upon the occurrence of a Trigger Event, not to be governed by Section 203 of the General Corporation Law of the State of Delaware (“Section 203”) as permitted under and pursuant to subsection (b)(3) of Section 203.

For purposes of this Article, the term “Trigger Event” and the related defined terms are used as set forth in Article Eleven.

If approved and adopted by our stockholders, Amendment No. 2 will become effective upon the filing of the Third Restated Certificate with the Delaware Secretary of State. No further action on the part of the stockholders will be required to either implement or abandon Proposal No. 2. If the proposal is approved by stockholders and the Board of Directors determines to implement Proposal No. 2, the Company would provide public notice by press release or filing of a Current Report on Form 8-K, or both, of the effectiveness of Amendment No. 2. The Board of Directors reserves the right to elect not to proceed with this Proposal No. 2 if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or our stockholders or if the Exchange Offers do not close.

Background and Purpose of Section 203 and Amendment No. 2

Pursuant to the terms of the Exchange Offers, we have agreed to hold the Special Meeting for the purpose of obtaining stockholder approval of Amendment No. 2, among other things, with the recommendation of our Board of Directors that such proposal be approved. Section 203 restricts public companies from entering into a business combination (including a merger, sale or lease of assets, issuance or transfer of stock or other similar transaction) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless certain exceptions apply. An “interested stockholder” is defined as a person who beneficially acquires 15% or more of the outstanding voting stock of the corporation and the affiliates and associates of such person and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the preceding three-year period (subject to certain exceptions). Section 203 does not apply if the corporation’s board of directors approves the business combination or transaction by which a stockholder becomes an interested stockholder, or if, at or subsequent to the time the business combination with an interested stockholder is approved by the board of directors, it is authorized at a stockholder meeting by an affirmative two-thirds vote of the corporation’s outstanding voting stock (excluding the stock held by the interested stockholder). Further, a stockholder who acquires 85% or more of the voting stock of a corporation (excluding stock held by directors who are also officers and certain employee stock plans) in the first transaction in which it becomes an interested stockholder is not subject to the three-year waiting period for any subsequent business combination. A Delaware corporation may amend its certificate of incorporation to “opt out” of Section 203’s restrictions on business combinations; however, if the corporation does not opt out of Section 203 in its original certificate of incorporation and has a class of voting stock that is or has been listed on a national securities exchange, the election to not be governed by Section 203 will not become effective until 12 months after the time at which the amendment is filed with the Delaware Secretary of State and becomes effective. Accordingly, this proposed Amendment No. 2, if approved by the stockholders, will not become effective until 12 months after the Third Restated Certificate is filed with the Delaware Secretary of State. In light of the imminent maturity date of the 2020 Senior Notes, our Board of Directors believes it is in the best interest of the Company and its stockholders to adopt and approve Amendment No. 2. If the amendment becomes effective, it would eliminate a potential hurdle to a potential transaction with an interested stockholder in the future that may be in the best interests of stockholder.

Under the Exchange Offers, the Noteholders (as defined below) may be issued the Contingent Preferred Shares and Contingent Preferred Warrants representing 98% of the economic interests and the right to vote 98% of the voting interests of the Company. In addition, the New Notes, under certain circumstances, may be converted into the Automatic Conversion Shares, resulting in a 98% ownership of the Common Stock of the Company. As a condition to the Exchange Offers, the Company is required to opt out of Section 203 effective upon the occurrence of a Trigger Event.

Also see Background and Reasons for Proposal Nos. 1, 2, 3, 4, 5, 6 and 7, above.

Vote Required

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve Proposal No. 2.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 2.

Proposal No. 3 – Amend the Certificate of Incorporation to

Provide that the Company Shall not be Entitled to Initiate a Bankruptcy Proceeding under the United States Bankruptcy Code unless approved by the Board of Directors, including the approval by the Noteholder Director, and to Authorize the Noteholder Director to Cause the Issuance of Certain Securities under Certain Circumstances.

As a condition to the Exchange Offers, the Company is required to amend our Second Restated Certificate, among other things, to (i) provide that the Company shall not be entitled to initiate a bankruptcy proceeding under the United States Bankruptcy Code unless approved by the Board of Directors, including the approval by the Noteholder Director and (ii) establish a new committee of the Board of Directors, comprised solely of the Noteholder Director, and delegate to such committee the authority to authorize the issuance of Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants and Automatic Conversion Warrants in accordance with the indentures governing the New Notes, as provided in more detail on Annex A. In light of the imminent maturity date of the 2020 Senior Notes, our Board of Directors has determined that it is in the best interest of the Company and its stockholders to adopt and approve such amendment. Accordingly, on February 10, 2020, the Board of Directors unanimously adopted and declared advisable an amendment to our Second Restated Certificate (the “Amendment No. 3”), subject to the approval of our stockholders, that would add Article Sixteen to the Second Restated Certificate with the following language:

ARTICLE SIXTEEN

Section 1. Action by the Board; Bankruptcy. The Corporation will not file any voluntary proceeding for the bankruptcy or reorganization of the Corporation or enter into a voluntary plan of liquidation without the approval of the Board of Directors, which approval must include the approval of the Noteholder Director and, if no Noteholder Director is then in office, no such filing or liquidation may be effected until such time as the Noteholder Director is in office and has approved such filing or liquidation.

Section 2. Issuances of Shares. A committee of the Board of Directors comprised solely of the Noteholder Director (the “Noteholder Committee”) is hereby established for the purpose of permitting the authorization of the issuance of Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants, Automatic Conversion Warrants, Contingent Preferred Shares issuable upon exercise of the Contingent Preferred Warrants and shares of Common Stock issuable upon exercise of the Automatic Conversion Warrants in accordance with (i) the terms of the indentures governing the 2023 Senior Notes and the 2025 Senior Notes, (ii) the Contingent Preferred Warrants and (iii) the Automatic Conversion Warrants. The Noteholder Committee shall have the authority to authorize and direct the issuance of Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants, Automatic Conversion Warrants, Contingent Preferred Shares issuable upon exercise of the Contingent Preferred Warrants and shares of Common Stock issuable upon exercise of the Automatic Conversion Warrants in accordance with (i) the terms of the indentures governing the 2023 Senior Notes and the 2025 Senior Notes, (ii) the Contingent Preferred Warrants and (iii) the Automatic Conversion Warrants, and shall have such other powers and authority as determined by the Board of Directors and specifically set forth in a resolution of the Board of Directors. The Noteholder Committee shall automatically be dissolved upon the repayment in full of the 2023 Senior Notes and the 2025 Senior Notes.

For purposes of this Article the terms “2023 Senior Notes” and “2025 Senior Notes” are used as defined in Article Eleven.

For purposes of this Article, the term “Automatic Conversion Shares” means shares of Common Stock issued under the terms of the indentures governing the 2023 Senior Notes and 2025 Senior Notes as a result of a Conversion Election.

For purposes of this Article, the term “Automatic Conversion Warrants” means warrants with an exercise price of $0.00001 per share that will be issued instead of Automatic Conversion Shares for holders otherwise entitled to shares of Common Stock under the indentures governing the 2023 Senior Notes and the 2025 Senior Notes that do not certify they are U.S. citizens under Section 2 of the Shipping Act of 1916, as amended or as it may hereafter be amended.

For purposes of this Article and Article Eleven, the term “Contingent Preferred Shares” means shares of Series C Preferred Stock issued in accordance with the Designation of Series C Preferred Stock attached hereto as Appendix C.

For purposes of this Article, the term “Contingent Preferred Warrants” means warrants with an exercise price of $0.00001 per share that will be issued instead of Contingent Preferred Shares for holders otherwise entitled to Contingent Preferred Shares under the indentures governing the 2023 Senior Notes and the 2025 Senior Notes that do not certify they are U.S. citizens under Section 2 of the Shipping Act of 1916, as amended, or as it may hereafter be amended.

For purposes of this Article and Article Eleven, the term “Noteholder Director” means a director elected by a majority vote of shares of Series B Preferred Stock at a meeting of stockholders or acting by written consent of such shares in accordance with the Preferred Stock Designation for such shares.

For purposes of this Article, Article Seven, Article Eleven and Article Thirteen the term “Series B Preferred Stock” means the shares of Series B Preferred Stock issued in accordance with the Designation of Series B Preferred Stock attached hereto as Appendix B.

Background and Purpose of Amendment No. 3.

Pursuant to the terms of the Exchange Offers, we have agreed to hold a meeting of our stockholders for the purpose of obtaining stockholder approval of Amendment No. 3, among other things, with the recommendation of our Board of Directors that such proposal be approved. If the stockholders approve Proposal 3, (i) the Company may not file any voluntary proceeding for the bankruptcy or reorganization of the Company or enter into a voluntary plan of liquidation without the approval of the Noteholder Director and, if no Noteholder Director is then in office, no such filing or liquidation may be effected until such time as the Noteholder Director is in office and has approved such filing or liquidation; and (ii) the Noteholder Director, as the sole member of a newly established committee, will have the authority to authorize the issuance of the Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants and Automatic Conversion Warrants in accordance with (A) the terms of the indentures governing the New Notes, (B) the Contingent Preferred Warrants, and (C) the Automatic Conversion Warrants. The Noteholder Director will resign or be automatically removed once no New Notes remain outstanding.

Also see Background and Reasons for Proposal Nos. 1, 2, 3, 4, 5, 6 and 7, above.

If approved and adopted by our stockholders, Amendment No. 3 will become effective upon the filing of the Third Restated Certificate with the Delaware Secretary of State. No further action on the part of the stockholders will be required to either implement or abandon Proposal No. 3. If the proposal is approved by stockholders and the Board of Directors determines to implement Proposal No. 3, the Company would provide public notice by press release or filing of a Current Report on Form 8-K, or both, of Amendment No. 3. The Board of Directors reserves the right to elect not to proceed with this Proposal No. 3 if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or our stockholders or if the Exchange Offers do not close.

Vote Required

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve Proposal No. 3.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 3.

Proposal No. 4 – Amend the Certificate of Incorporation to

Increase the Authorized Shares of Common Stock to 2.4 billion and Decrease the Par Value of Common Stock and Preferred Stock to $0.00001.

As a condition to the Exchange Offers, the Company is required to amend our Second Restated Certificate to, among other things, increase the authorized shares of Common Stock to 2.4 billion and decrease the par value of Common Stock and Preferred Stock to $0.00001. In light of the imminent maturity date of the 2020 Senior Notes, our Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend our Second Restated Certificate to increase the total number of authorized shares of Common Stock by 2.3 billion shares, from 100 million shares to 2.4 billion. After taking into account the issued and outstanding shares and those shares reserved for future issuance upon the exercise of outstanding equity awards to officers and employees, we currently have available for issuance 61,928,547 shares of authorized but unissued Common Stock. Moreover, in connection with the increase in the total number of authorized shares of Common Stock, our Board of Directors has determined that it is also in the best interest of the Company and its stockholders to amend our Second Restated Certificate to decrease the par value of Common Stock and Preferred Stock from $0.01 par value per share to $0.00001 par value per share (the “Par Value Reduction”). Accordingly, on February 10, 2020, the Board of Directors unanimously adopted and declared advisable an amendment to our Second Restated Certificate (“Amendment No. 4”), subject to the approval of our stockholders, that would replace the text of Section 1 of Article Four of the Second Restated Certificate with the following language:

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is two billion, four hundred five million (2,405,000,000) shares, of which two billion, four hundred million (2,400,000,000) will be shares of common stock, par value $0.00001 per share (“Common Stock”), and five million (5,000,000) will be shares of preferred stock, par value $0.00001 per share (“Preferred Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of Common Stock and Preferred Stock are as follows:

If approved and adopted by our stockholders, Amendment No. 4 will become effective upon the filing of the Third Restated Certificate with the Delaware Secretary of State. No further action on the part of the stockholders will be required to either implement or abandon Proposal No. 4. If the proposal is approved by stockholders and the Board of Directors determines to implement Proposal No. 4, the Company would provide public notice by press release or filing of a Current Report on Form 8-K, or both, with respect to Amendment No. 4. The Board of Directors reserves the right to elect not to proceed with this Proposal No. 4 if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or our stockholders or if the Exchange Offers do not close.

Purpose and Possible Effects of Increasing the Authorized Shares

Pursuant to the terms of the Exchange Offers, we agreed to hold a meeting of our stockholders for the purpose of obtaining stockholder approval of Amendment No. 4, among other things, with the recommendation of our Board of Directors that such proposal be approved. The primary purpose of increasing shares is to reserve them for issuance under the terms and conditions of the indentures governing the New Notes to be issued in the Exchange Offers. However, these additional shares of

Common Stock, to the extent not reserved for issuance upon any conversion of the New Notes, could also be used in a number of other ways to improve the overall value of the Company such as:

•

We could use a portion of the shares for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments.

•

A portion of the shares, subject to separate approval by our stockholders of any addition to a pool of shares for that purpose, could also be used as part of our equity incentive program in order to attract, retain and motivate talented executives, employees and non-employee directors. These equity grants provide these individuals with a direct stake in the future outcome of the Company and serve to align the interests of our executives, employees and non-employee directors with our stockholders.

•	A portion of the shares could also be used for potential future equity financings.

Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of Common Stock, except that each additional authorized share and each existing authorized share would have a reduced par value. Adoption of Amendment No. 4 would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders. However, upon the occurrence of a Trigger Event that results from Conversion Election, the Company may issue additional shares of Common Stock that would result in the holders of the 2023 Senior Notes and the holders of the 2025 Senior Notes (together, the “Noteholders”) owning 98% of the outstanding shares of Common Stock (and other outstanding capital stock of the Company) and the holders of Common Stock of the Company immediately prior to such issuance holding only 2%. The Conversion Election can only be made at the election of the holders of a majority in principal amount of New Notes voting as a single class (unless any of the defaults referred to in clauses (i) and (ii), below, have been permanently cured or permanently waived) upon the occurrence of (i) any event of default under the New Notes, subject to customary grace periods, (ii) any event of default under the Company’s other existing or future debt, subject to applicable original grace periods (without giving effect to any amendments to those grace periods except in certain circumstances), or (iii) any payment event of default under the Company’s existing and future debt or payment default under the Company’s existing and future debt which would, with the passage of time or the giving of notice or both, become an event of default under such debt.

As is true for shares presently authorized but unissued, the future issuance of shares of Common Stock authorized by Amendment No. 4 may, among other things, decrease our existing stockholders’ percentage equity ownership and, depending on the price and conditions under which they are issued, could be dilutive to our existing stockholders and have a negative effect on the market price of the Common Stock. Current stockholders have no preemptive or similar rights, which means current stockholders do not have a prior right to purchase any newly issued shares of Common Stock in order to maintain their proportionate equity ownership.

We have not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of our Company. For example, without further stockholder approval, our Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by the Exchange Offers for business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by our Company to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions previously mentioned will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the Common Stock.

Also see Background and Reasons for Proposal Nos. 1, 2, 3, 4, 5, 6 and 7, above.

Purpose and Possible Effects of the Par Value Reduction

Pursuant to the Exchange Offers, we agreed to hold a meeting of our stockholders for the purpose of obtaining stockholder approval of Amendment No. 4, with the recommendation of our Board of Directors that such Proposal be approved. The reduction in par value relates to the substantial increase in authorized shares and the potential for a substantial number of shares to be issued. Historically, the concept of par value served to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuances of stock. Over time, the concept of par value has lost its significance as lenders, creditors and other persons doing business with a company tend to rely on the total financial strength of the company as shown by its financial statements and earnings prospects and, especially in the case of financial institutions that lend money to a company, on contractual restrictions that establish financial requirements that the company must satisfy. Many companies that incorporate today use a nominal par value.

The Par Value Reduction will not change the number of authorized shares of Common Stock or Preferred Stock, respectively, or affect the total number of shares of Common Stock or Preferred Stock currently outstanding. The Par Value Reduction will have no effect on the rights of the holders of Common Stock or Preferred Stock, respectively, except for reducing the minimum amount per share the Company must receive upon the issuance of any shares of Common Stock or Preferred Stock from $0.01 to $0.00001.

Following the effectiveness of the Par Value Reduction, the Company’s “capital” under the Delaware General Corporation Law will be adjusted to reflect the Par Value Reduction. On the effective date of the Par Value Reduction, the stated capital on the Company’s balance sheet will be reduced to give effect to the decrease in par value from $0.01 to $0.00001 for the outstanding Common Stock and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

Certificates representing shares of our Common Stock, par value $0.01 per share, issued and outstanding prior to the effective time of the Third Restated Certificate will be deemed to represent the same number of shares of our Common Stock, par value $0.00001 per share, as they did prior to such effective time. Existing certificates will not be exchanged for new certificates in connection with the Par Value Reduction.

Vote Required

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve Proposal No. 4.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 4.

Proposal No. 5 – Amend the Certificate of Incorporation to

Restrict Holders of Common Stock from Voting on Certain Amendments to the Third Restated Certificate of Incorporation (including Certain Preferred Stock Series Designations).

As a condition to the Exchange Offers, the Company is required to amend our Second Restated Certificate to add the provision set forth below to the Third Restated Certificate. In light of the imminent maturity date of the 2020 Senior Notes, our Board of Directors has determined that it is in the best interest of the Company and its stockholders to adopt and approve such amendment. Accordingly, on February 10, 2020, the Board of Directors unanimously adopted and declared advisable an amendment to our Second Restated Certificate (“Amendment No. 5”), subject to the approval of our stockholders, that would add the following text as two new final paragraphs of Section 3.1, Article Four of the Second Restated Certificate:

Except as otherwise required by law or this Third Restated Certificate of Incorporation (including any Preferred Stock Designation), holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Third Restated Certificate of Incorporation (including any amendment to the Designation of Series B Preferred Stock or the Designation of Series C Preferred Stock, attached hereto as Appendix B and Appendix C, respectively) that relates solely to the terms of such series of Preferred Stock if the holders of such affected series are entitled, either separately or together, to vote thereon pursuant to this Third Restated Certificate of Incorporation (including the Designation of Series B Preferred Stock and the Designation of Series C Preferred Stock, attached hereto as Appendix B and Appendix C, respectively) or pursuant to the General Corporation Law of the State of Delaware.

The term “Preferred Stock Designation” as used herein means a certificate of designation approved by the Board of Directors under Article Four, Section 3.1.

If approved and adopted by our stockholders, Amendment No. 5 will become effective upon the filing of the Third Restated Certificate with the Delaware Secretary of State. No further action on the part of the stockholders will be required to either implement or abandon Proposal No. 5. If the proposal is approved by stockholders and the Board of Directors determines to implement Proposal No. 5, the Company would provide public notice by press release or filing of a Current Report on Form 8-K, or both, with respect to Amendment No. 5. The Board of Directors reserves the right to elect not to proceed with this Proposal No. 5 if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or our stockholders or if the Exchange Offers do not close.

Background and Purpose of Amendment No. 5.

Pursuant to the terms of the Exchange Offers, we have agreed to hold a meeting of our stockholders for the purpose of obtaining stockholder approval of Amendment No. 5, among other things, with the recommendation of our Board of Directors that such proposal be approved. If the stockholders approve Proposal No. 5, holders of Common Stock will be prohibited from voting on amendments to the Third Restated Certificate (including the Certificate of Designation of Series B Preferred Stock or the Certificate of Designation of Series C Preferred Stock) that relate solely to the terms of such series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled to vote thereon pursuant to the Third Restated Certificate, the Certificate of Designation of Series B Preferred Stock or the Certificate of Designation of Series C Preferred Stock.

Also see Background and Reasons for Proposal Nos. 1, 2, 3, 4, 5, 6 and 7, above.

Vote Required

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve Proposal No. 5.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 5.

Proposal No. 6 – Approval of the Third Restated Certificate of Incorporation

Our Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend and restate our Second Restated Certificate to incorporate Amendment Nos. 1, 2, 3, 4 and 5, included herein, along with certain other amendments set forth in the redlined version of the Third Restated Certificate attached hereto as Annex A, which shows the changes from the Second Restated Certificate. Accordingly, on February 10, 2020, the Board of Directors unanimously adopted and declared advisable the Third Restated Certificate, subject to the approval of our stockholders.

In this Proposal No. 6, we are asking our stockholders to approve the Third Restated Certificate which will include, upon receiving sufficient votes at the Special Meeting, Amendment Nos. 1, 2, 3, 4 and 5 along with certain other amendments set forth in the redlined version of the Third Restated Certificate attached hereto as Annex A, which shows the changes from the Second Restated Certificate.

If approved and adopted by our stockholders, the Third Restated Certificate will become effective upon its filing with the Delaware Secretary of State. No further action on the part of the stockholders will be required to either implement or abandon Proposal No. 6. If the proposal is approved by stockholders and the Board of Directors determines to implement Proposal No. 6, the Company would provide public notice by press release or filing of a Current Report on Form 8-K, or both. The Board of Directors reserves the right to elect not to proceed with this Proposal No. 6 if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or our stockholders or if the Exchange Offers do not close.

Also see Background and Reasons for Proposal Nos. 1, 2, 3, 4, 5, 6 and 7, above.

Vote Required

The affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve Proposal No. 6.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 6.

Proposal No. 7 - Approval of Potential Issuance of In Excess of

20% of the Company’s Outstanding Shares of Common Stock

The Company’s shares of Common Stock are presently listed on the New York Stock Exchange (“NYSE”) under the symbol “HOS.” On December 20, 2019, the Company received a notice from the NYSE that it was commencing proceedings to delist the Company’s shares because the Company’s market value had fallen under $15 million. The Company has notified the NYSE of its request to appeal such a delisting. Under NYSE procedures, the delisting is suspended until the appeal process is completed and, thus, while trading is suspended on the NYSE, the Company’s shares have not yet been delisted. The date of the NYSE review of the Company’s appeal has been set for April 16, 2020. The Company’s shares are currently being traded on the OTCQB Market under the symbol “HOSS.”

The Company remains subject to the NYSE rules for listed companies and is therefore required to approve, under Rule 312, (i) the issuance of the New Notes in connection with the Exchange Offers, (ii) the potential future issuance of shares of Common Stock or warrants to acquire Common Stock if the New Notes are converted into Automatic Conversion Shares or Automatic Conversion Warrants in accordance with the terms of the indentures governing the New Notes upon the occurrence of certain events of default under the New Notes or under the Company’s other debt, unless permanently cured or permanently waived, and following a Conversion Election, (iii) the potential future issuance of shares of Common Stock issuable upon exercise of Automatic Conversion Warrants, and (iv) the future issuance of Common Stock upon the exercise of Backstop Warrants.

Rule 312.03(c) requires stockholder approval prior to the issuance of Common Stock, or of securities convertible into or exercisable for Common Stock, in any transaction or series of related transactions if, subject to certain exceptions: 1) the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for Common Stock; or 2) the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of Common Stock outstanding before the issuance of the Common Stock or of securities convertible into or exercisable for Common Stock. Under Rule 312.03(d), stockholder approval is required prior to an issuance that will result in a change of control of the issuer. While the transactions contemplated under the Exchange Offers and the related consent solicitations and the issuance and potential exercise of the Backstop Warrants may not result in a change of control, change of control is not defined under NYSE rules and a change of control could occur in the event of a Contingent Preferred Election, in which case the Company would issue to holders the New Notes Contingent Preferred Shares representing 98% of the economic interest and the right to vote 98% of the voting interests of the Company, and/or a Conversion Election, in which case the Company would issue to holders of the New Notes Common Stock representing 98% of the post-issuance outstanding shares of Common Stock. Further, upon the exercise of Backstop Warrants, the Company would issue to holders of such Backstop Warrants up to 4.5 million shares of Common Stock.

Further, Rule 312.03(b) requires stockholder approval prior to the issuance of common stock, or of securities convertible into common stock, in any transaction or series of related transactions, to (1) a director, officer or substantial security holder of the Company (each a “Related Party” and, collectively, “Related Parties”); (2) a subsidiary, affiliate or other closely-related person of a Related Party; or (3) any company or entity in which a Related Party has a substantial direct or indirect interest, if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance. Based on the current holdings of Common Stock of one of the members of the Ad Hoc Group, such person would constitute a Related Party for this purpose.

The Conversion Election can only be made at the election of the holders of a majority in principal amount of New Notes voting as a single class (unless any of the defaults referred to in clauses (i) and (ii), below, have been permanently cured or permanently waived) upon the occurrence of (i) any event of default under the New Notes, subject to customary grace periods, (ii) any event of default under the Company’s other existing or future debt, subject to applicable original grace periods (without giving effect to any amendments to those grace periods except in certain circumstances), or (iii) any payment event of default under the Company’s existing and future debt or payment default under the Company’s existing and future debt which would, with the passage of time or the giving of notice or both, become an event of default under such debt.

Also see Background and Reasons for Proposal Nos. 1, 2, 3, 4, 5, 6 and 7, above.

Vote Required

The affirmative vote of a majority of the shares of Common Stock entitled to vote and represented at a meeting at which a quorum is present is required for approval of Proposal No. 7.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 7.

Proposal No. 8 – Authorization to Adjourn the Special Meeting

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal Nos. 1, 2, 3, 4, 5, 6 or 7, our stockholders, and any proxy holders on behalf of our stockholders, may move to adjourn the Special Meeting at that time in order to enable our Board of Directors to solicit additional proxies.

In this Proposal No. 8, we are asking our stockholders to vote, or authorize the holders of any proxy solicited by our Board of Directors to grant discretionary authority to the proxy holders to vote to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve Proposal Nos. 1, 2, 3, 4, 5, 6 or 7 on the original meeting date. If our stockholders approve this Proposal No. 8, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal Nos. 1, 2, 3, 4, 5, 6 or 7, we could adjourn the Special Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The affirmative vote of a majority of the shares of Common Stock entitled to vote and represented at a meeting at which a quorum is present is required for approval of Proposal No. 8.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal No. 8.

Other Matters

Neither we nor any of the persons named as proxies know of matters other than those described above to be voted on at the Special Meeting of Stockholders. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to the direction of the Board of Directors.

Stockholder Proposals for 2020 Annual Meeting

If you wanted us to consider including a proposal in the proxy statement for the 2020 Annual Meeting, you must have delivered it in writing to the Corporate Secretary, Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433 by no later than December 27, 2019.

If you want to present a proposal at the 2020 Annual Meeting of Stockholders in person but do not wish to have it included in our proxy statement, you must submit it in writing to our Corporate Secretary, at the above address, by March 20, 2020 to be considered timely, in accordance with the specific procedural requirements set forth in our Bylaws. If you would like a copy of these procedures, please contact our Corporate Secretary for a copy of our Bylaws.

By Order of the Board of Directors,

Mark S. Myrtue
Treasurer and Corporate Secretary

Annex A

~~SECOND~~THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

HORNBECK OFFSHORE SERVICES, INC.

I, Todd M. Hornbeck, Chairman of the Board of Directors, President and ~~Secretary~~Chief Executive Officer of Hornbeck Offshore Services, Inc. (the “Corporation”), do hereby certify on behalf of the Corporation as follows:

ARTICLE ONE

That the name of the Corporation is Hornbeck Offshore Services, Inc.

ARTICLE TWO

That the Certificate of Incorporation of the Corporation was originally filed under the name of HV Marine Services, Inc., with the Secretary of State~~,~~ of the State of Delaware, on the 2nd day of June, 1997~~, subsequently restated on the 30th day of December, 1997, a Certificate of Amendment of Certificate of Incorporation was then filed with the Secretary of State, Delaware on the 1st day of December, 1999 whereby the Corporation’s name was changed to HORNBECK-LEEVAC Marine Services, Inc., and then a subsequent Certificate of Amendment to Certificate of Incorporation was filed with the Secretary of State, Delaware on the 29th day of May, 2002 changing the Corporation’s to Hornbeck Offshore Services, Inc.~~.

Pursuant to ~~section~~Sections 242 and 245~~(b)~~ of the Delaware General Corporation Law, ~~the Second~~this Third Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors~~. The Second Restated Certificate of Incorporation only restates and integrates prior amendments to the Corporation’s Restated Certificate of Incorporation and does not further amend the provisions of the Corporation’s Restated Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Second Restated Certificate of Incorporation.~~ and stockholders.

That the text of the Second Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated ~~by this certificate,~~in its entirety to read in full, as follows:

~~SECOND~~THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

HORNBECK OFFSHORE SERVICES, INC.

ARTICLE ONE

The name of the Corporation is Hornbeck Offshore Services, Inc.

ARTICLE TWO

The street address of its registered office in Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19801 and the name of its initial registered agent at such address is Corporation Service Company.

ARTICLE THREE

The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

Section 1.        General.

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is ~~one~~two billion, four hundred five million (~~105,000,000~~2,405,000,000) shares, of which ~~one~~two billion, four hundred million (~~100,000,000~~2,400,000,000) will be shares of common stock, par value $~~.01~~0.00001 per share (“Common Stock”), and five million (5,000,000) will be shares of preferred stock, par value $~~.01~~0.00001 per share (“Preferred Stock”). ~~Effective as of 5:00 p.m., eastern time, on March 5, 2004 (the “Effective Time”), a one-for-two and one-half reverse stock split of the Corporation’s common stock shall become effective, pursuant to which each two and one-half shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of common stock automatically and without any action by the holder thereof and shall represent one share of common stock from and after the Effective Time. No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional share to which the stockholder would otherwise be entitled as a result of the stock split, the Corporation shall issue one share of the Corporation’s common stock to such stockholder.~~

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of Common Stock and Preferred Stock are as follows:

Section 2.        Common Stock.

2.1        Dividend rights. Subject to provisions of law and the preferences of Preferred Stock and of any other stock ranking prior to Common Stock as to dividends, the holders of Common Stock will be entitled to ~~received~~receive dividends when, as and if declared by the board of directors.

2.2    Voting Rights. Except as provided by law ~~and~~or by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock or pursuant to this Article Four, the holders of Common Stock will have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise provided by law, by the certificate of incorporation or by resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of Common Stock will have sole voting power.

2.3        Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation and the preferential amounts of which the holders of any stock ranking prior to Common Stock in the distribution of assets are entitled upon liquidation, the holders of Common Stock and the holders of any other stock ranking on a parity with Common Stock in the distribution of assets upon liquidation will be entitled to share in the remaining assets of the Corporation according to their respective interests.

Section 3.        Preferred Stock.

3.1        Authority of the Board of Directors to Issue in Series. Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, but not limited to, the following:

(a)        The number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

(b)        The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

(c)        The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

(d)        The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

(e)        The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

(f)        The terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

(g)        The voting powers, if any, of such series in addition to the voting powers provided by law.

Except as otherwise required by law or this Third Restated Certificate of Incorporation (including any Preferred Stock Designation), holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Third Restated Certificate of Incorporation (including any amendment to the Designation of Series B Preferred Stock or the Designation of Series C Preferred Stock, attached hereto as Appendix B and Appendix C, respectively) that relates solely to the terms of such series of Preferred Stock if the holders of such affected series are entitled, either separately or together, to vote thereon pursuant to this Third Restated Certificate of Incorporation (including the Designation of Series B Preferred Stock and the Designation of Series C Preferred Stock, attached hereto as Appendix B and Appendix C, respectively) or pursuant to the General Corporation Law of the State of Delaware.

The term “Preferred Stock Designation” as used herein means a certificate of designation approved by the Board of Directors under Article Four, Section 3.1.

3.2        Limitation on Dividend. No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by the certificate of incorporation or the resolution or resolutions of the ~~board of directors~~Board of Directors providing for the issue of such series of Preferred Stock, nor will any accumulative dividends on Preferred Stock bear any interest.

3.3        Limitation on Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the certificate of incorporation or by the resolution or resolutions of the ~~board of directors~~Board of Directors providing for the issuance of such series. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this article.

3.4        Series A Junior Participating Preferred Stock. As of the date of this Third Restated Certificate of Incorporation, the Board of Directors has provided for the issuance of Series A Junior Participating Preferred Stock with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications set forth in Appendix A attached hereto.

3.5        Series B Preferred Stock. As of the date of this Third Restated Certificate of Incorporation, the Board of Directors has provided for the issuance of Series B Preferred Stock with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications set forth in Appendix B attached hereto.

3.6        Series C Preferred Stock. As of the date of this Third Restated Certificate of Incorporation, the Board of Directors has provided for the issuance of Series C Preferred Stock with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications set forth in Appendix C attached hereto.

ARTICLE FIVE

The number of directors constituting the Board of Directors shall be fixed from time to time as provided in the Restated Bylaws or amendments thereto.

No more than twenty-five percent of the directors of the Corporation may be non-United States citizens.

The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The terms of office of directors of the first class are to expire at the first annual meeting of stockholders after their election or appointment, that of the second class is to expire at the second annual meeting after their election or appointment, and that of the third class is to expire at the third annual meeting after their election or appointment. Thereafter, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected.

This classified board provision shall not be altered or repealed without the affirmative vote of the holders of at least 80% of the shares entitled to vote in the election of directors. The Directors may not amend or repeal the classified board provision.

ARTICLE SIX

The period of duration of the Corporation is perpetual.

ARTICLE SEVEN

The initial Bylaws of the Corporation shall be adopted by its Board of Directors. ~~The~~Subject to the rights granted to holders of any class or series of Preferred Stock then outstanding, the Fifth Restated Bylaws (the “Restated Bylaws”), as effective upon the filing of ~~the~~this Third Restated Certificate of Incorporation ~~on December 30, 1997~~, may be altered, amended or repealed, or new bylaws may be adopted by the Board of Directors, subject to the right of the stockholders to alter and/or repeal the Restated Bylaws or adopt new bylaws and provided that the following language of the Restated Bylaws shall only be altered, amended, repealed or replaced by new bylaws by the affirmative vote of the holders of at least eighty percent (80%) of the Corporation’s capital stock entitled to vote thereon: Section 3.1 Annual Meeting; Section 3.2 Special Meetings; Section 4.1 Number, Qualification and Term; Section 4.2 Removal (or in each case any successor or replacement language addressing substantially the same topic).

ARTICLE EIGHT

The Corporation shall indemnify its officers and directors under the circumstances and to the full extent permitted by law.

ARTICLE NINE

Meetings of stockholders may be held within or without the State of Delaware, as the Restated Bylaws may provide. The books of the Corporation may be kept (subject to any provisions of the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Restated Bylaws of the Corporation.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE ELEVEN

The affirmative vote or consent of the holders of not less than 66-2/3% of each class of the outstanding stock of the Corporation entitled to vote in elections of directors of the Corporation (other than the election of the Noteholder Director) is required to approve or authorize any (i) merger or consolidation of the Corporation with any other corporation ~~or~~; (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person, or entity; or (iii) the liquidation of the Corporation.

~~Any~~The initial Noteholder Director shall be appointed by the Company as a person selected from a list of three persons submitted to the Company by certain interested lenders. The election of any subsequent Noteholder Director may be taken without a meeting, without prior notice, and without a vote if a consent in writing by the holders of a majority of the outstanding Series B Preferred Stock. In addition to the foregoing, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken, upon and at any time after the occurrence of a Trigger Event, without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing. Subject to the rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to act by written consent, prior to the occurrence of a Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by a consent in writing by such stockholders.

For purposes of this Article Eleven, of Article Fifteen and of Article Sixteen, to the extent applicable, the following terms shall have the meanings specified:

The term “2023 Senior Notes” means the Corporation’s 10.00% Senior Notes due June 15, 2023.

~~Any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by consent in writing by such stockholders.~~

The term “2025 Senior Notes” means the Corporation’s 5.50% Senior Notes due September 30, 2025.

The term “Contingent Preferred Election” means the election of the holders of a majority in principal amount of our 2023 Senior Notes and 2025 Senior Notes voting as a single class to receive from the Corporation, by issuance, Contingent Preferred Shares (as defined in Article Sixteen) of the Corporation in accordance with the terms of the indentures governing the 2023 Senior Notes and the 2025 Senior Notes.

The term “Conversion Election” means the election of the holders of a majority in principal amount of our 2023 Senior Notes and 2025 Senior Notes voting as a single class to convert all of the 2023 Senior Notes and 2025 Senior Notes into shares of Common Stock in accordance with the terms of the indentures governing the 2023 Senior Notes and the 2025 Senior Notes.

The term “Trigger Event” means the earlier of (i)  the Contingent Preferred Election or (ii) the Conversion Election.

ARTICLE TWELVE

Section 1.        Purpose and effectiveness.

The purpose of this Article Twelve is to limit ownership and control of shares of any class of capital stock of the Corporation by Aliens in order to permit the Corporation and/or its Subsidiaries or Controlled Persons to conduct their business as U.S. Maritime Companies.

Section 2.        Restriction on transfers.

Any transfer, or attempted or purported transfer, of any shares of any class of capital stock issued by the Corporation or any interest therein or right thereof, which would result in the ownership or control by one or more Aliens of an aggregate percentage of the shares of any class of capital stock of the Corporation or of any interest therein or right thereof in excess of the Permitted Percentage will, until such excess no longer exists, be void and will be ineffective as against the Corporation and the Corporation will not recognize, to the extent of such excess, the purported transferee as a stockholder of the Corporation for any purpose other than the transfer of such excess to a person who is not an Alien; provided, however, that such shares, to the extent of such excess, may nevertheless be deemed to be Alien owned shares for the purposes of this Article Twelve.

The Board of Directors is hereby authorized to adopt such bylaws and resolutions, and to effect any and all other measures reasonably necessary or desirable (consistent with applicable law and the provisions of the Certificate of Incorporation, including any applicable Preferred Stock Designation) to fulfill the purpose and implement the provisions of this Article Twelve, including without limitation, obtaining, as a condition precedent to the transfer of shares on the records of the Corporation, representations and other proof as to the identity of existing or prospective stockholders and persons on whose behalf shares of any class of capital stock of the Corporation or any interest therein or right thereof are or are to be held or establishing and maintaining a dual stock certificate system under which different forms of stock certificates, representing outstanding shares of Common Stock or Preferred Stock of the Corporation, are issued to the holders of record of the shares represented thereby to indicate whether or not such shares or any interest therein or right thereof is owned or controlled by an Alien.

Section 3.        Suspension of voting, dividend and distribution rights with respect to alien owned stock.

No shares of the outstanding capital stock of the Corporation or any class thereof held by or for the benefit of any Alien determined to be in excess of the Permitted Percentage in accordance with this Section 3 of this Article Twelve (such shares referred to herein as the “Excess Shares”) will, until such excess no longer exists, be entitled to receive or accrue any rights with respect to any dividends or other distributions of assets declared payable or paid to the holders of such capital stock during such period. Furthermore, no Excess Shares will be entitled to vote with respect to any matter submitted to stockholders of the Corporation so long as such excess exists. If Excess Shares exist, the shares deemed included in such Excess Shares for purposes of this Section 3 of this Article Twelve will be those Alien owned shares that the Board of Directors determines became so owned most recently.

Section 4.        Redemption of Shares.

The Corporation, by action of the Board of Directors, shall have the power, but not the obligation, to redeem Excess Shares subject to the following terms and conditions:

(1)

the per share redemption price to be paid for the Excess Shares shall be the sum of (A) the Fair Market Value of such shares of capital stock plus (B) an amount equal to the amount of any dividend or distribution declared in respect of such shares prior to the date on which such shares are called for redemption and which amount has been withheld by the Corporation pursuant to Section 3 of this Article Twelve (the “Redemption Price”);

(2)	the Redemption Price shall be paid either in cash (by bank or cashier’s check) or by the issuance of Redemption Notes, as determined by the Board of Directors, in its discretion;

(3)

the Excess Shares to be redeemed shall be selected in the same manner as provided in Section 3 above and shall not exceed the number necessary to reduce the percentage of shares of capital stock of the Corporation or any class thereof owned by Aliens, in the aggregate, to the Permitted Percentage; provided that the Corporation may adjust upward to the nearest whole share the number of shares to be redeemed so as not to be required to redeem or issue fractional shares;

(4)

written notice of the date of redemption (the “Redemption Date”) together with a letter of transmittal to accompany certificates evidencing shares of stock which are surrendered for redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days prior to the Redemption Date to each holder of record of the selected shares to be redeemed, at such holder’s last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the “Redemption Notice”);

(5)

the Redemption Date (for purposes of determining right, title and interest in and to shares of capital stock being selected for redemption) shall be the later of (A) the date specified as the redemption date in the Redemption Notice given to record holders (which date shall not be earlier than the date such notice is given) or (B) the date on which the funds or Redemption Notes necessary to effect the redemption have been irrevocably deposited in trust for the benefit of such record holders;

(6)

each Redemption Notice shall specify (A) the Redemption Date, as determined pursuant to clause (5) of this Section 4, (B) the number and class of shares of capital stock to be redeemed from such holder (and the certificate number(s) evidencing such shares), (C) the Redemption Price and the manner of payment thereof, (D) the place where certificates for such shares are to be surrendered for cancellation against the simultaneous payment of the Redemption Price, (E) any instructions as to the endorsement or assignment for transfer of such certificates and the completion of the accompanying letter of transmittal; and (F) the fact that all right, title and interest in respect of the shares so selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price;

(7)

from and after the Redemption Date, all right, title and interest in respect of the shares selected for redemption (including, without limitation, voting and dividend rights) shall cease and terminate, such shares shall no longer be deemed to be outstanding (and may either be retired or held by the Corporation as treasury stock) and the owners of such shares shall thereafter be entitled only to receive the Redemption Price; and

(8)

upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the Redemption Notice and accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Redemption Notice), the owner of such shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates) shall be issued representing the shares not redeemed without cost to the holder thereof.

Section 5.        Severability.

Each provision of this Article Twelve is intended to be severable from every other provision. If any one or more of the provisions contained in this Article Twelve is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article Twelve shall not be affected, and this Article Twelve shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained therein.

Section 6.        Definitions.

“Alien” means (1) any person (including an individual, a partnership, a corporation, a limited liability company or an association) who is not a United States citizen, within the meaning of Section 2 of the Shipping Act, 1916, as amended or as it may hereafter be amended; (2) any foreign government or representative thereof; (3) any corporation, the chief executive officer by any title or chairman of the board of directors of which is an Alien, or of which more than a minority of the number of its directors necessary to constitute a quorum are Aliens; (4) any corporation organized under the laws of any foreign government; (5) any corporation of which 25% or greater interest is owned beneficially or of record, or may be voted by, an Alien or Aliens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by an Alien or Aliens (the Board of Directors being authorized to determine reasonably the meaning of “control” for this purpose); (6) any partnership, limited liability company, or association which is controlled by an Alien or Aliens; or (7) any person (including an individual, partnership, corporation, limited liability company or association) who acts as representative of or fiduciary for any person described in clauses (1) through (6) above.

“Controlled Person” means any corporation, limited liability company or partnership of which the Corporation or any Subsidiary owns or controls an interest in excess of 25%.

“Fair Market Value” shall mean the average Market Price of one share of stock for the 20 consecutive trading days next preceding the date of determination. The “Market Price” for a particular day shall mean (i) the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange, Inc. (“NYSE”) composite tape; and (ii) if the Common Stock is not then listed or admitted to unlisted trading privileges on the NYSE, as reported on the consolidated reporting system of the principal national securities exchange (then registered as such pursuant to Section 6 of the Securities Exchange Act of 1934, as amended) on which the Common Stock is then listed or admitted to unlisted trading privileges; and (iii) if the Common Stock is not then listed or admitted to unlisted trading privileges on the NYSE or any national securities exchange, as included for quotation through the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System; and (iv) if the Common Stock is not then listed or admitted to unlisted trading privileges on the NYSE or on any national securities exchange, and is not then included for quotation through the NASDAQ National Market System, (A) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by NASDAQ or, (B) if “bid” and “asked” prices for the Common Stock on such day shall not have been reported on NASDAQ, the average of the “bid” and “asked” prices for such day as furnished by any NYSE member firm regularly making a market in and for the Common Stock. If the Common Stock ceases to be publicly traded, the Fair Market Value thereof shall mean the fair value of one share of Common Stock as determined in good faith by the Board of Directors, which determination shall be conclusive.

“Permitted Percentage” means twenty percent of the outstanding shares of the capital stock of the Corporation, or any class thereof.

“Redemption Notes” shall mean interest bearing promissory notes of the Corporation with a maturity of not more than ~~10~~ten years from the date of issue and bearing interest at a fixed rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such promissory note as published in The Wall Street Journal or comparable publication at the time of the issuance of the promissory note.

“Subsidiary” means any corporation or limited liability company more than 50% of the outstanding equity interest of which is owned by the Corporation or any Subsidiary of the Corporation.

“U.S. Maritime Company” means any corporation or other entity which, directly or indirectly (1) owns or operates vessels in the United States coastwise trade, intercoastal trade or noncontiguous domestic trade; (2) owns or operates any vessel built with construction differential subsidies from the United States Government (or any agency thereof); (3) is a party to a maritime security program agreement with the United States Government (or any agency thereof) on account of ships owned, charted or operated by it; (4) owns any vessel on which there is a preferred mortgage issued in connection with Title XI of the Merchant Marine Act, 1936, as amended; (5) operates vessels under agreement with the United States Government (or any agency thereof); (6) conducts any activity, takes any action or receives any benefit which would be adversely affected under any provision of the U.S. maritime, shipping or vessel documentation laws by virtue of Alien ownership of its stock; or (7) maintains a Capital Construction Fund under the provisions of Section 607 of the Merchant Marine Act of 1936, as amended.

ARTICLE THIRTEEN

The Certificate of Incorporation of the Corporation (including any Preferred Stock Designation) can only be amended or repealed by the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote thereon unless a greater percentage is stated herein.

ARTICLE FOURTEEN

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Fourteen shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or any successor statute, or (iv) for any transaction from which a director derived an improper personal benefit. This Article Fourteen shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date that this Article Fourteen becomes effective.

ARTICLE FIFTEEN

The Corporation elects, effective upon the occurrence of a Trigger Event, not to be governed by Section 203 of the General Corporation Law of the State of Delaware (“Section 203”) as permitted under and pursuant to subsection (b)(3) of Section 203.

For purposes of this Article, the term “Trigger Event” and the related defined terms are used as set forth in Article Eleven.

ARTICLE SIXTEEN

Section 1.        Action by the Board; Bankruptcy. The Corporation will not file any voluntary proceeding for the bankruptcy or reorganization of the Corporation or enter into a voluntary plan of liquidation without the approval of the Board of Directors, which approval must include the approval of the Noteholder Director and, if no Noteholder Director is then in office, no such filing or liquidation may be effected until such time as the Noteholder Director is in office and has approved such filing or liquidation.

Section 2.        Issuances of Shares. A committee of the Board of Directors comprised solely of the Noteholder Director (the “Noteholder Committee”) is hereby established for the purpose of permitting the authorization of the issuance of Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants, Automatic Conversion Warrants, Contingent Preferred Shares issuable upon exercise of the Contingent Preferred Warrants and shares of Common Stock issuable upon exercise of the Automatic Conversion Warrants in accordance with (i) the terms of the indentures governing the 2023 Senior Notes and the 2025 Senior Notes, (ii) the Contingent Preferred Warrants and (iii) the Automatic Conversion Warrants. The Noteholder Committee shall have the authority to authorize and direct the issuance of Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants, Automatic Conversion Warrants, Contingent Preferred Shares issuable upon exercise of the Contingent Preferred Warrants and shares of Common Stock issuable upon exercise of the Automatic Conversion Warrants in accordance with (i) the terms of the indentures governing the 2023 Senior Notes and the 2025 Senior Notes, (ii) the Contingent Preferred Warrants and (iii) the Automatic Conversion Warrants, and shall have such other powers and authority as determined by the Board of Directors and specifically set forth in a resolution of the Board of Directors. The Noteholder Committee shall automatically be dissolved upon the repayment in full of the 2023 Senior Notes and the 2025 Senior Notes.

For purposes of this Article the terms “2023 Senior Notes” and “2025 Senior Notes” are used as defined in Article Eleven.

For purposes of this Article, the term “Automatic Conversion Shares” means shares of Common Stock issued under the terms of the indentures governing the 2023 Senior Notes and 2025 Senior Notes as a result of a Conversion Election.

For purposes of this Article, the term “Automatic Conversion Warrants” means warrants with an exercise price of $0.00001 per share that will be issued instead of Automatic Conversion Shares for holders otherwise entitled to shares of Common Stock under the indentures governing the 2023 Senior Notes and the 2025 Senior Notes that do not certify they are U.S. citizens under Section 2 of the Shipping Act of 1916, as amended or as it may hereafter be amended.

For purposes of this Article and Article Eleven, the term “Contingent Preferred Shares” means shares of Series C Preferred Stock issued in accordance with the Designation of Series C Preferred Stock attached hereto as Appendix C.

For purposes of this Article, the term “Contingent Preferred Warrants” means warrants with an exercise price of $0.00001 per share that will be issued instead of Contingent Preferred Shares for holders otherwise entitled to Contingent Preferred Shares under the indentures governing the 2023 Senior Notes and the 2025 Senior Notes that do not certify they are U.S. citizens under Section 2 of the Shipping Act of 1916, as amended, or as it may hereafter be amended.

For purposes of this Article and Article Eleven, the term “Noteholder Director” means a director elected by a majority vote of shares of Series B Preferred Stock at a meeting of stockholders or acting by written consent of such shares in accordance with the Preferred Stock Designation for such shares.

For purposes of this Article, Article Seven, Article Eleven and Article Thirteen the term “Series B Preferred Stock” means the shares of Series B Preferred Stock issued in accordance with the Designation of Series B Preferred Stock attached hereto as Appendix B.

IN WITNESS WHEREOF the undersigned has executed this Third Restated Certificate this __ day of ___________, 2020.

HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation

By:	/s/ Todd M. Hornbeck
Todd M. Hornbeck, Chairman of the Board of Directors, President and Chief Executive Officer

Appendix A

Designation of Series A Junior Participating Preferred Stock

DESIGNATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

HORNBECK OFFSHORE SERVICES, INC.

Section 1. Designation and Amount. The shares of the series of Preferred Stock shall be designated as Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) and the number of shares constituting such series shall be one million (1,000,000).

Section 2. Dividends and Distributions.

(A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i)  cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.00001 par value per share, of the Company (the “Common Stock”) and (ii) a preferential cash dividend (the “Preferential Dividends”), if any, on the first day of April, July, October and January of each year (each a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $1.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i)  of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value of such share), then and in each such event the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as “Participating Dividends” and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple”. If the Company shall at any time after July 15, 2013 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately before such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

(B) The Company shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

(C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but undeclared or unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued, declared and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple”. If the Company shall at any time after July 15, 2013 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately before such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

(B) Except as otherwise provided by law or in this Designation, the Third Restated Certificate of Incorporation, as amended, or the Fourth Restated Bylaws, as amended, of the Company, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C) If the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Third Restated Certificate of Incorporation, as amended, or the authorizing resolutions included in the certificate of designation therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the Fourth Restated Bylaws before such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

(D) Except as otherwise set forth herein or required by law, the Third Restated Certificate of Incorporation, as amended, or the Fourth Restated Bylaws, as amended, of the Company, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

Section 4. Certain Restrictions.

(A) Whenever Preferential Dividends or Participating Dividends are in arrears, whether or not declared, or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

(iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A “Subsidiary” of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

(C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of July 15, 2013 between the Company and Computershare Inc., as Rights Agent, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from or greater than those of the Series A Preferred Stock.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i)  to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the “Participating Liquidation Amount” and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Liquidation Multiple”. If the Company shall at any time after July 15, 2013 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately before such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

Section 7. Certain Reclassifications and Other Events.

(A) If holders of shares of Common Stock of the Company receive after July 15, 2013 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a “Transaction”), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately before such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately before such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately before such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately before such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

(B) If holders of shares of Common Stock of the Company receive after July 15, 2013 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately before such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

(C) If holders of shares of Common Stock of the Company receive after July 15, 2013 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately before such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately before such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately before such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately before such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the “Discount Fraction” shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

(D) For purposes of this Section 7, the “Fair Market Value” of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately before such date; provided, however, that, if such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within thirty Trading Days after (i)  the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of thirty Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, “Fair Market Value” shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

Section 8. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately before such event.

Section 9. Effective Time of Adjustments.

(A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

(B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Third Restated Certificate of Incorporation, as amended, of the Company.

Section 11. Ranking. Unless otherwise provided in the Third Restated Certificate of Incorporation, as amended, of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company’s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

Section 12. Amendment. Except as contemplated herein, the provisions hereof and the Third Restated Certificate of Incorporation, as amended, of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Appendix B

Designation of Series B Preferred Stock

DESIGNATION

OF

SERIES B PREFERRED STOCK

OF

HORNBECK OFFSHORE SERVICES, INC.

Pursuant to Section 151

of the Delaware General Corporation Law

Section  1.             Designation and Amount. The shares of such series shall be designated as Series B Preferred Stock and the number of shares constituting such series shall be three (3). Three (3) shares of Series B Preferred Stock are issued as of the date hereof as follows (A) two (2) shares to the trustee of the indenture governing the 2023 Senior Notes and (B) one (1) share to the trustee of the indenture governing 2025 Senior Notes.

Section 2.            Dividends and Distributions.

(A)        The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or distributions of any type or nature.

Section  3.        Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(A)        Each share of Series B Preferred Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the holders of Series B Preferred Stock.

(B)        The holders of record of the Series B Preferred Stock shall have the right to elect one member to the Board of Directors (the “Noteholder Director”). The initial Noteholder Director shall be appointed by the Company as a person selected from a list of three persons submitted to the Company by certain interested lenders to serve until the following Annual Meeting with respect to the election of directors in the class to which such director is designated and until such director’s successor is duly elected and qualified or such director’s earlier resignation, removal or death. The election of any subsequent Noteholder Director may be taken without a meeting, without prior notice, and without a vote pursuant to a consent in writing signed by the holders of a majority of the outstanding Series B Preferred Stock. Such director may be removed and replaced only by the holders of Series B Preferred Stock, and vacancies in such directorships may be filled only by the holders of Series B Preferred Stock in the manner set forth herein, in the Certificate of Incorporation, the Fifth Restated Bylaws of the Company (as amended, the “Bylaws”) and as permitted by law. At the time all 2023 Senior Notes and 2025 Senior Notes (each as defined in the Certificate of Incorporation) have been repaid in full, the right of the holders of shares of Series B Preferred Stock to elect a director pursuant to this Section 3(B) shall cease.

(C)        Except as otherwise set forth herein or required by law, the Certificate of Incorporation, as amended, or the Bylaws, holders of Series B Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

(D)        Any action required or permitted to be taken by the holders of shares of Series B Preferred Stock at any annual or special meeting of Series B stockholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action to be taken, is signed by holders of outstanding shares of Series B Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series B Preferred Stock entitled to vote thereon were present and voted.

Section  4.             Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

Section  5.             No Economic Interest, Liquidation, Dissolution or Winding Up. The Series B Preferred Stock shall have no economic rights or interests with respect to or any economic claims against the Company and exist solely for the purpose reflected in the limited voting rights set forth above. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up).

Section  6.            Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series B Preferred Stock shall be cancelled and each holder of Series B Preferred Stock will be issued shares of a series of preferred stock or other equity interests in the number and having the voting powers, designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions reasonably equivalent to those set forth herein and in the Bylaws and the Certificate of Incorporation, which shall include (a) the same Noteholder Director appointment rights, (b) a Noteholder Committee constituted with only such Noteholder Director and (c) the same authority, voting and approval rights, in each case, as set forth in the Third Restated Certificate of Incorporation of the Company, Fifth Restated Bylaws of the Company and this Certificate of Designation.

Section  7.            Redemption. Upon repayment in full of the 2023 Senior Notes and the 2025 Senior Notes, the Company, at its option, may redeem the outstanding shares of Series B Preferred Stock in whole (but not in part), at a price per share of $0.00001 payable in cash out of funds legally available therefor. If the Company elects to redeem the outstanding shares of Series B Preferred Stock, the Company shall provide written notice to the holder of the shares of Series B Preferred Stock to be redeemed. Following receipt of such notice, each holder of shares of Series B Preferred Stock in certificated form who holds such shares immediately prior to the redemption shall surrender his, her or its certificate or certificates for all such shares to the Company in the manner and at the place designated in such notice, and thereupon the cash consideration payable for such shares upon their redemption shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

Section  8.            Amendment. Except as contemplated herein, (a) the provisions hereof shall not be amended in any manner and (b) the Bylaws and the Certificate of Incorporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series B Preferred Stock, including, without limitation (i) with respect to the Certificate of Incorporation: the last paragraph of Section 3 of Article Four, Article Seven, Article Eleven (other than the first paragraph thereof) and Article Sixteen of the Certificate of Incorporation and (ii) with respect to the Bylaws: the exception clause in the second sentence of Section 3.13 Director Nominations and Stockholder Proposals, Section 3.14 Election of the Noteholder Director, the references to Noteholder Committee in Section 4.12 Other Committees, and Section 4.14 Resignation of the Noteholder Director (or, in each case, any successor or replacement language addressing substantially the same topic), in any case of (i) or (ii) without, in addition to any other vote of the Board and/or stockholders required by law or the Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock.

Restrictions on Transfer. The shares of Series B Preferred Stock will initially be issued pursuant to Section 1. Such shares shall not be transferable except to a successor trustee of either such trustee.

Appendix C

Designation of Series C Preferred Stock

DESIGNATION

OF

SERIES C PREFERRED STOCK

OF HORNBECK OFFSHORE SERVICES, INC.

Pursuant to Section 151

of the Delaware General Corporation Law

Section 1.             Designation and Amount. The shares of such series shall be designated as Series C Preferred Stock and the number of shares constituting such series shall be one million (1,000,000), which may be issued in fractions of a share. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, however, that no such decrease shall reduce the number of shares of the Series C Preferred Stock to a number less than the number of shares then outstanding, plus the number reserved for issuance upon the exercise of options, rights or warrants to acquire Series C Preferred Stock, or upon conversion of any outstanding securities issued by the Company convertible into Series C Preferred Stock.

Section  2.             Dividends and Distributions.

(A)        Following the occurrence of a Trigger Event (as defined in the Certificate of Incorporation of the Company) constituting an election by a majority of the holders of both of the 2023 Senior Notes and the 2025 Senior Notes (as defined in the Certificate of Incorporation of the Company), acting as a single class, to effect the Contingent Preferred Election (as defined in the Certificate of Incorporation of the Company) and the issuance of shares of Series C Preferred Stock hereunder, in the event that the Board of Directors declares a cash dividend or distribution on the shares of Common Stock, par value $0.00001 per share, of the Company (the “Common Stock”), or any other shares of capital stock of the Company then the Board of Directors shall simultaneously declare and pay a cash dividend or distribution on all of the issued and outstanding shares of Series C Preferred Stock in an aggregate amount sufficient to be equal to, with respect to each such dividend, ninety-eight percent (98%) of the aggregate cash dividend or distribution to be declared on all shares of the Common Stock, other capital stock and the Series C Preferred Stock (the “Series C Sharing Percentage”), payable pro rata (rounded to the nearest cent) on all issued and outstanding shares of Series C Preferred Stock. If the Company shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, make any distribution on the shares of

Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends or distributions subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share), then and in each such event the Company shall simultaneously pay on all then issued and outstanding share of Series C Preferred Stock of the Company a distribution, in like kind, in an aggregate amount sufficient to be equal to the Series C Sharing Percentage of the aggregate distribution on all of the shares of Common Stock, other capital stock and Series C Preferred Stock, payable pro rata on all issued and outstanding shares of Series C Preferred Stock.

(B)        Following a Trigger Event constituting a Contingent Preferred Election and the issuance of shares of Series C Preferred Stock, the Company shall declare each dividend with respect to the Series C Preferred Stock at the same time it declares any cash or non -cash dividend or distribution on the Common Stock or other capital stock of the Company. Following a Trigger Event constituting a Contingent Preferred Election and the issuance of shares of Series C Preferred Stock, no cash or non -cash dividend or distribution on the Common Stock or other capital stock of the Company shall be paid or set aside for payment on the Common Stock unless a dividend in the amount determined as the Series C Sharing Percentage in respect of such dividend or distribution shall be simultaneously paid, or set aside for payment, on the Series C Preferred Stock.

(C)        Following a Trigger Event constituting a Contingent Preferred Election and prior to the issuance of shares of Series C Preferred Stock, the Company shall not (i)  either directly or indirectly by amendment, merger, consolidation or otherwise, purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company, (ii) effect a liquidation, dissolution or winding-up of the Company, or (iii) effect a merger or consolidation of the Company.

(D)        Following a Trigger Event constituting a Conversion Election and the issuance of Common Stock upon the conversion of the 2023 Senior Notes and the 2025 Senior Notes in respect thereof, the Series C Sharing Percentage shall be reduced to 0%.

Section 3.             Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

(A)        Following the occurrence of a Trigger Event constituting an election by a majority of the holders of the 2023 Senior Notes and the 2025 Senior Notes voting together as a single class to effect the Contingent Preferred Election, each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the holders of Series C Preferred Stock as set forth below:

Following the occurrence of a Trigger Event constituting an election by a majority of the holders of the 2023 Senior Notes and the 2025 Senior Notes voting together as a single class to effect the Contingent Preferred Election, the votes with respect to all shares of Series C Preferred Stock shall constitute 98% (the “Series C Vote Percentage”) of the combined voting power of (i)  all shares of Series C Preferred Stock, (ii) all shares of Common Stock and (iii) all shares of other capital stock of the Company, whether voting together as a single class or as one or more separate classes. Each share of Series C Preferred Stock shall be entitled to vote that percentage of the Series C Vote Percentage equal to the percentage determined by dividing one share of Series C Preferred Stock by the total number of outstanding shares of Series C Preferred Stock.

(B)        Following a Trigger Event constituting a Contingent Preferred Election and following the issuance of the Series C Preferred Stock, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation, as amended from time to time) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Company.

(C)        Except as otherwise provided by law or in this Designation, the Certificate of Incorporation, as amended, or the Fifth Restated Bylaws (as amended, the “Bylaws”), of the Company, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(D)        Except as otherwise set forth herein or required by law, the Certificate of Incorporation, as amended, or the Bylaws of the Company, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

(E)        Following a Trigger Event constituting a Conversion Election and the issuance of Common Stock upon the conversion of the 2023 Senior Notes and the 2020 Senior Notes in respect thereof, the Series C Vote Percentage shall be reduced to 0%.

(F)        Any action required or permitted to be taken by the holders of shares of Series C Preferred Stock at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action to be taken, is signed by holders of outstanding shares of Series C Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series C Preferred Stock entitled to vote thereon were present and voted.

Section  4.             Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

Section  5.            Liquidation, Dissolution or Winding Up. Following the occurrence of a Trigger Event constituting the Contingent Preferred Election, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Preferred Stock and Common Stock as follows: (a) the Series C Sharing Percentage of such assets to the holders of Series C Preferred Stock pro rata based on the number of shares held by each such holder and (b) the remaining amount of such assets (after taking proper account of clause (a)) to the holders Preferred Stock (other than Series C Preferred Stock) and Common Stock in accordance with the provisions of any applicable certificate of designation for such Preferred Stock and the Certificate of Incorporation.

Section  6.             Consolidation, Merger, etc. Following a Trigger Event constituting a Contingent Preferred Election, the Company shall not have the power to effect a merger, consolidation, combination or other transaction in which the shares of Common Stock or Preferred Stock are exchanged for or changed into other stock or securities, cash and/or other property unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Company in accordance with this Certificate of Designation.

Section  7.             Redemption. Upon issuance of Common Stock upon the conversion of the 2023 Senior Notes and the 2025 Senior Notes in respect thereof, the Company, at its option, may redeem the outstanding shares of Series C Preferred Stock in whole (but not in part), at a price per share of $0.00001 payable in cash out of funds legally available therefor. If the Company elects to redeem the outstanding shares of Series C Preferred Stock, the Company shall provide written notice to the holder of the shares of Series C Preferred Stock to be redeemed. Following receipt of such notice, each holder of shares of Series C Preferred Stock in certificated form who holds such shares immediately prior to the redemption shall surrender his, her or its certificate or certificates for all such shares to the Company in the manner and at the place designated in such notice, and thereupon the cash consideration payable for such shares upon their redemption shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

Section  8.             Ranking. The Series C Preferred Stock shall rank senior to all other series of the Company’s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

Section  9.             Amendment. Except as contemplated herein, (a) the provisions hereof shall not be amended in any manner and (b) the Bylaws and the Certificate of Incorporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series C Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting as a single class.

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

HORNBECK OFFSHORE
SERVICES, INC.

103 NORTHPARK BLVD., SUITE 300	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

COVINGTON, LA 70433 ATTN: MARK S. MYRTUE	If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                              KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	The Board of Directors unanimously recommends you vote FOR Proposal Nos. 1, 2, 3, 4, 5, 6, 7 and 8.	For	Against	Abstain

1.	To approve and adopt an amendment to the Company’s Second Restated Certificate of Incorporation, as previously amended (the “Second Restated Certificate”), to permit action by stockholders by written consent after the occurrence of a trigger event as described in the Proxy Statement, as reflected in the Third Restated Certificate of Incorporation.	o	o	o

2.	To approve and adopt an amendment to the Company’s Second Restated Certificate to opt out of the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware after the occurrence of a trigger event as described in the Proxy Statement.	o	o	o

3.	To approve and adopt an amendment to the Company’s Second Restated Certificate to (i) provide that the Company may not initiate a bankruptcy proceeding under the United States Bankruptcy Code unless approved by the Company’s board of directors, including by a director (the “Noteholder Director”) elected by holders of certain preferred stock to be issued in connection with the Exchange Offers and (ii) establish a new committee of the board of directors, comprised solely of the Noteholder Director, and delegate to such committee the authority to authorize the issuance of Contingent Preferred Shares, Automatic Conversion Shares, Contingent Preferred Warrants, Automatic Conversion Warrants, Contingent Preferred Shares upon exercise of Contingent Preferred Warrants, and Common Stock issuable upon exercise of Automatic Conversion Warrants (each as defined in the accompanying Proxy Statement) under the circumstances set forth in the indentures governing the New Notes.	o	o	o

4.	To approve and adopt an amendment to the Company’s Second Restated Certificate to increase the total authorized shares of Common Stock from 100 million to 2.4 billion and to decrease the par value of Common Stock and Preferred Stock from $0.01 per share to $0.00001 per share.	o	o	o

5.	To approve and adopt an amendment to the Company’s Second Restated Certificate to restrict holders of Common Stock from voting on certain amendments to the Third Restated Certificate of Incorporation (including the Certificate of Designation of Series B Preferred Stock or the Certificate of Designation of Series C Preferred Stock).	o	o	o

6.	To approve and adopt the Company’s Third Restated Certificate of Incorporation, including Amendments Nos. 1, 2, 3, 4 and 5 and certain other amendments as set forth in the redline attached to the Proxy Statement as Annex A.	o	o	o

7.	To approve under NYSE Rule 312.03 (i) the issuance of $375 million of 10.00% Senior Notes due June 15, 2023 and approximately $299 million of 5.50% Senior Notes due September 30, 2025 in connection with the Exchange Offers, (ii) the potential future issuance of shares of Common Stock or warrants to acquire Common Stock if the New Notes are converted into Automatic Conversion Shares or Automatic Conversion Warrants in accordance with the terms of the indentures governing the New Notes upon the occurrence of certain events of default under the New Notes or under the Company’s other debt, unless permanently cured or permanently waived, and following a Conversion Election, (iii) the potential future issuance of shares of Common Stock issuable upon exercise of Automatic Conversion Warrants and (iv) the future issuance of shares of Common Stock issuable upon exercise of Backstop Warrants.	o	o	o

8.	To authorize an adjournment of the Special Meeting if the requisite votes to approve Proposal Nos. 1, 2, 3, 4, 5, 6 or 7 are not received by the original meeting date.	o	o	o

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			o

(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	o	o

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com.

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HORNBECK OFFSHORE SERVICES, INC.

SPECIAL MEETING OF STOCKHOLDERS

March 23, 2020

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Todd M. Hornbeck, James O. Harp, Jr. and Mark S. Myrtue, or any of them, as proxies, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Hornbeck Offshore Services, Inc. that the stockholder(s) are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Central Time on March 23, 2020, at the Hornbeck Offshore Services, Inc. corporate training room located at 103 Northpark Boulevard, Covington, Louisiana 70433 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side